================================================================================


                                                   REGISTRATION NO. 333-70311



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4


                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

          PREMIER BANCORP, INC.                    PBI CAPITAL TRUST
    ---------------------------------      ---------------------------------
      (Exact name of Registrant as           (Exact name of Registrant as
        specified in its charter)          specified in its trust agreement)

              PENNSYLVANIA                             DELAWARE
    ---------------------------------      ---------------------------------
    (State or other jurisdiction of          (State or other jurisdiction
     incorporation or organization)        of incorporation or organization)

                  6022                                   6022
    ---------------------------------      ---------------------------------
      (Primary Standard Industrial           (Primary Standard Industrial
       Classification Code Number)            Classification Code Number)

               23-2921058                             23-2971704
    ---------------------------------      ---------------------------------
  (I.R.S. Employer Identification No.)   (I.R.S. Employer Identification No.)


                              379 NORTH MAIN STREET
                         DOYLESTOWN, PENNSYLVANIA 18901
                                 (215) 345-5100
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                               JOHN C. SOFFRONOFF
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              PREMIER BANCORP, INC.
                              379 NORTH MAIN STREET
                         DOYLESTOWN, PENNSYLVANIA 18901
                                 (215) 345-5100
    ------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              H. Anderson Ellsworth


================================================================================

                                 Jay W. Waldman
                       Ellsworth, Carlton & Waldman, P.C.
                       1105 Berkshire Boulevard, Suite 320
                              Wyomissing, PA 19610
                                 (610) 374-1135

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]________

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]



     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                                PBI CAPITAL TRUST

                               Exchange Offer for
                                   $10,000,000
                        8.57% Original Capital Securities
                 (liquidation amount $1,000 per original capital
                                    security)

                       Guaranteed by Premier Bancorp, Inc.

                             Terms of Exchange Offer

*    Expires 5:00 p.m., New York City time, April 2, 1999, unless extended

* Not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission

* We will exchange all outstanding original capital securities that are validly tendered to us and not validly withdrawn

* You may withdraw your tender of outstanding original capital securities at any time prior to the expiration of the exchange offer

* The exchange of original capital securities will not be a taxable exchange for United States federal income tax purposes

*    We will not receive any proceeds from the exchange offer

* The terms of the capital securities to be issued are substantially the same as the terms of the original capital securities except for certain transfer restrictions, registration rights and rights relating to an increase in the distribution rate relating to the original securities

     You should carefully consider the "Risk Factors" beginning on page 14 before deciding whether to exchange your original capital securities.

     These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is February 8, 1999.

                                TABLE OF CONTENTS

Summary.....................................................................  1
Risk Factors................................................................ 14
Summary of Selected Consolidated Financial Data............................. 27
Ratios of Earnings to Combined Fixed Charges................................ 29
Information Concerning PBI Capital Trust.................................... 30
Information Concerning Premier Bancorp, Inc................................. 31
Capitalization.............................................................. 37
Accounting Treatment........................................................ 38
The Exchange Offer.......................................................... 38
Description of Exchange Securities.......................................... 51
Description of Original Securities.......................................... 84
Relationship Among the Exchange Capital Securities
   The Exchange Junior Subordinated Debentures and
   the Exchange Guarantee................................................... 85
Certain Federal Income Tax Consequences..................................... 87
ERISA Considerations........................................................ 93
Plan of Distribution........................................................ 94
Validity of Exchange Securities............................................. 95
Experts..................................................................... 96

                                     SUMMARY

     The following summary highlights selected information from this prospectus. It may not contain all of the information that is important to you. This prospectus includes specific terms of the securities we are offering, as well as information regarding PBI Capital Trust, Premier Bancorp, Inc. and detailed financial data. We encourage you to read this prospectus in its entirety.

                               The Exchange Offer

     On August 11, 1998, PBI Capital Trust completed the private offering of $10,000,000 of its 8.57% capital securities. The capital securities are guaranteed by Premier Bancorp, Inc.

     PBI Capital Trust and Premier Bancorp, Inc. entered into a registration rights agreement with the initial purchaser in the private offering in which we agreed, among other things, to use our best efforts to cause a registration statement relating to this exchange offer to be declared "effective" under the Securities Act of 1933 by February 7, 1999. You are entitled to exchange in the exchange offer your capital securities for registered capital securities with substantially identical terms. If a registration statement relating to this exchange offer is not declared "effective" by February 7, 1999, then the distribution rate on your capital securities will increase to 8.82% per year until the date that a registration statement relating to this exchange offer is declared "effective". On and after that date, the distribution rate on the capital securities will be 8.57%.

     At the end of the exchange offer, you will not be entitled to any increase in the distribution rate on your capital securities or any further registration rights under the registration rights agreement, except for certain limited circumstances. You should read the discussion under the headings "Summary of Terms of the Exchange Capital Securities" and "Description of Exchange Securities" for more information regarding the registered securities.

     We believe that the securities issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, subject to certain conditions. You should read the discussion under the headings "Summary of the Exchange Offer" and "The Exchange Offer" for more information regarding the Exchange Offer and resale of the securities.

                                PBI Capital Trust

     PBI Capital Trust is a statutory business trust formed under Delaware law by

     * a trust agreement executed by our company, as sponsor; First Union Trust Company, National Association, as property trustee and as Delaware trustee; and the two individual administrative trustees named in the trust agreement; and

     * the filing of a certificate of trust with the Delaware Secretary of State on July 28,

          1998.

PBI Capital Trust's business and affairs are conducted by the "issuer trustees":
First Union Trust Company, National Association, as property trustee and as Delaware trustee, and the two individual administrative trustees who are employees or officers of, or affiliated with, our company. PBI Capital Trust exists solely to

     *    issue and sell its securities;

     * use the proceeds from the sale of its securities to acquire our junior subordinated debentures; and

     * engage in only those other activities necessary or incidental to such activities (such as registering the transfer of its securities).

     The junior subordinated debentures will be PBI Capital Trust's only assets, and payments under the junior subordinated debentures will be PBI Capital Trust's only revenue. We will own all of PBI Capital Trust's common securities.

                              Premier Bancorp, Inc.

Our Company

     We are a Pennsylvania business corporation and a registered bank holding company headquartered in Doylestown, Bucks County, Pennsylvania. We are the holding company for Premier Bank. Premier Bank was organized in 1990 as a Pennsylvania state-chartered banking institution and began operations on April 24, 1992. Our consolidated financial condition and results of operations consist almost entirely of Premier Bank's financial condition and results of operations. At September 30, 1998, we had total consolidated assets of $232.6 million, total deposits of $174.4 million and total shareholders' equity of $11.1 million.

Premier Bank

     Premier Bank conducts business from its main office and two other retail offices located in Southampton, Bucks County and Easton, Northampton County, Pennsylvania. Premier Bank also has a loan origination office in Yardley, Bucks County. Premier Bank plans to open a fourth branch office in Lower Makefield Township, Bucks County, Pennsylvania, shortly.

     Premier Bank is a community-oriented financial services provider whose business primarily consists of attracting retail deposits from the general public and small businesses and originating commercial and consumer loans in its market area.

         Premier Bank provides a wide variety of products and services which include checking, savings and money market accounts, as well as certificates of deposit. Credit products include residential mortgage loans, home equity loans and lines of credit, personal lines of credit, working capital lines and other consumer and commercial loans. Premier Bank also offers other services such as electronic banking, cash management services, safe deposit boxes, telephone banking and automated teller services.

     Premier Bank places an emphasis on serving customer needs by providing personal attention and service.

     Premier Bank is a member of the Federal Reserve System and its deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation to the fullest extent provided by law.

Recent Developments

     On December 22, 1998, we commenced an offering of 500,000 shares of our common stock at $11.00 per share. We intend to use the net proceeds of that offering to further our general corporate purposes, including investments in or advances to Premier Bank in order to increase its capital position. We anticipate that this will permit Premier Bank to provide for higher per borrower lending limits which, in turn, will permit it to make larger loans and increase its lending activity. In addition, we may use the net proceeds of that offering to support the continuing development of Premier Bank's franchise through possible expansion into related businesses. We cannot assure you that any of the 500,000 offered shares will be sold.

                          Summary of the Exchange Offer

     The terms of the exchange offer, which are specified in greater detail in the main body of this prospectus and the accompanying "letter of transmittal", include the following:

Registration Rights Agreement   You are entitled to exchange your capital
                                securities for registered capital securities with substantially the same terms. The exchange offer is intended to satisfy these rights. You will no longer be entitled to any exchange or registration rights with respect to your capital securities at the end of the exchange offer.


The Exchange Offer              We are offering to exchange up to $10,000,000
                                aggregate liquidation amount of PBI Capital
                                Trust's 8.57% exchange capital securities of which have been registered under the Securities
                                Act of 1933, for an equal aggregate liquidation amount of outstanding 8.57% original capital securities which were issued on August 11, 1998 in a private offering. Outstanding capital securities must be properly tendered and accepted in order to be exchanged. We will exchange all outstanding capital securities that are validly tendered and not validly withdrawn.

                                We will issue registered capital securities on or promptly after the expiration of the exchange offer.

Expiration Date                 The exchange offer will expire at 5:00
                                p.m., New York City time, on April 2, 1999, unless we decide to extend the expiration date.




Conditions to the
  Exchange Offer                The exchange offer is not subject to any
                                condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission. The exchange offer is not conditioned upon the tender of any minimum liquidation amount of capital securities.


Procedures for Tendering
 Your Capital Securities        You must properly complete and sign a "letter
                                of transmittal", which accompanies this
                                prospectus, and mail, fax or hand deliver it, together with any other documents required by the letter of transmittal, to the exchange agent, either with your capital securities or in compliance with the guaranteed delivery procedures for guaranteed delivery of capital securities.

                                Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. If your capital securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such person promptly if you wish to tender your capital securities pursuant to the exchange offer.

                                Please do not send your "letter of transmittal" and certificates representing your capital securities to us. You should only send such documents to the exchange agent.

Withdrawal Rights               You may withdraw the tender of your capital
                                securities at any time before 5:00 p.m., New York City time, on April 2, 1999 by delivering written notice of your withdrawal to the exchange agent as provided in the procedures described in this prospectus under the heading
                                "The Exchange Offer--Withdrawal Rights."

Resales We believe that the securities issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that:

                                *    the securities issued in the exchange
                                     offer are being acquired in the ordinary course of your business;

                                * you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the securities issued to you in the exchange offer; and

                                *    you are not our "affiliate or an
                                     "affiliate" of PBI Capital Trust.

                                If our belief is inaccurate and you transfer any securities issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act of 1933, or without an exemption from registration of your securities from such requirements, you may incur liability under the Securities Act of 1933. We do not assume or indemnify you against such liability.

                                Each broker-dealer that is issued securities in the exchange offer for its own account in exchange for securities which were acquired by such broker-dealer as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the securities issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the securities issued to it in the exchange offer.

Exchange Agent                  First Union Trust Company, National Association,
                                is serving as exchange agent in connection with the exchange offer. The exchange agent's address, telephone and facsimile numbers are listed under the heading "The Exchange
                                Offer--Exchange Agent" and in the letter of transmittal.

Use of Proceeds                 Neither PBI Capital Trust nor our company will
                                receive any cash proceeds from the issuance of the securities pursuant to the exchange offer.
                                We will pay all expenses incident to the exchange offer.



Certain United States
  Federal Income Tax
  Consequences; ERISA
  Considerations                The exchange of securities should not be a
                                taxable exchange for United States federal income tax purposes. You should not recognize any taxable gain or loss or any interest income as a result of such exchange. You should review carefully the information contained under the headings "Certain United States Federal Income
                                Tax Consequences" and "ERISA Considerations" before tendering your original capital securities in the exchange offer.

               Summary of Terms of the Exchange Capital Securities

         The form and terms of the capital securities to be issued in the exchange offer are the same as the form and terms of the outstanding capital securities, except that the capital securities to be issued in the exchange offer will be registered under the Securities Act of 1933, and, therefore, will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act of 1933. The capital securities issued in the exchange offer will evidence the same obligations as the outstanding capital securities and both the outstanding capital securities and the capital securities to be issued are governed by the same amended and restated declaration of trust and indenture. The terms of the capital securities to be issued in the exchange offer, which are specified in greater detail in the main body of this prospectus, include the following:

Securities Offered                          We have registered $10,000,000
                                            aggregate liquidation amount of PBI
                                            Capital Trust's 8.57% Exchange
                                            Capital Securities (liquidation
                                            amount $1,000) under the Securities
                                            Act of 1933.

Distribution Dates                          February 15 and August 15 of each
                                            year, beginning August 15, 1999.

Extension Periods                           If there is no continuing default,
                                            we have the right, at any time, to
                                            defer payments of interest on the
                                            junior subordinated debentures for a
                                            period of not more than 10
                                            consecutive semi-annual periods.
                                            Distributions on your capital
                                            securities will be deferred during
                                            any extension period. No extension
                                            period will extend beyond August 15,
                                            2028.

                                            Interest will continue to accrue on
                                            the junior subordinated debentures
                                            during an extension period. As a
                                            holder of exchanged capital
                                            securities, you would be required to
                                            accrue income for United States
                                            federal income tax purposes. This
                                            means that you would have income
                                            from your exchanged capital
                                            securities for United States federal
                                            income tax purposes but that you
                                            would not receive any cash with
                                            which to pay any tax that might be
                                            due on that income. You should
                                            review carefully the information
                                            contained under the headings
                                            "Certain United States Federal
                                            Income Tax Consequences--Interest
                                            Income and Original Issue Discount"
                                            and "Risk Factors--Option to Extend
                                            Interest Payment Period; Tax
                                            Considerations."

                                            We do not currently intend to
                                            exercise our right to defer interest
                                            payments by extending the interest
                                            payment period of the junior
                                            subordinated debentures.

Ranking Capital securities issued in the exchange offer will rank equally with, and payments on capital securities issued in the exchange offer will be made proportionally with, PBI Capital Trust's capital securities and the common securities issued in the private placement, except as described under the heading "Description of Exchange Securities--Description of Exchange
                                            Capital Securities--Subordination of
                                            Common Securities."

                                            The junior subordinated debentures
                                            issued in the exchange offer will
                                            rank equally with the junior
                                            subordinated debentures issued in
                                            the private offering and all other
                                            junior subordinated debt securities
                                            which may be issued by us pursuant
                                            to the indenture with substantially
                                            similar subordination terms, and
                                            which may be issued and sold to
                                            other trusts to be established by us
                                            which are similar to PBI Capital
                                            Trust. The junior subordinated
                                            debentures issued in the exchange
                                            offer will be unsecured and
                                            subordinate and junior in right of
                                            payment as described in the
                                            indenture to all of our senior
                                            indebtedness.

                                            Our guarantee issued in the exchange
                                            offer will rank equally with our
                                            guarantee issued in the private
                                            offering and with all other
                                            guarantees to be issued by us with
                                            respect to capital securities which
                                            may be issued by other trusts to be
                                            established by us and which are
                                            similar to PBI Capital Trust. The
                                            guarantee will constitute our
                                            unsecured obligation and will rank
                                            subordinate and junior in right of
                                            payment as described under the
                                            heading "Description of Exchange
                                            Securities--Description of Exchange
                                            Guarantee."

                                            In addition, because we are a
                                            holding company, the junior
                                            subordinated debentures and our
                                            guarantee are effectively
                                            subordinated to all existing and
                                            future liabilities of our
                                            subsidiaries, including Premier
                                            Bank's deposits.

Redemption                                  You may be required to sell your
                                            capital securities issued in the
                                            exchange offer to PBI Capital Trust
                                            if the junior subordinated
                                            debentures are prepaid. In this
                                            case, PBI

                                        Capital Trust will buy your capital
                                        securities at a redemption price
                                        equal to the applicable "optional
                                        prepayment price" described in the
                                        indenture. Subject to Federal
                                        Reserve Board approval, if then
                                        required under the Federal Reserve
                                        Board's applicable capital
                                        guidelines or policies, we may
                                        redeem the junior subordinated
                                        debentures prior to maturity:

                                        *   on or after August 15, 2008, in
                                            whole at any time or in part
                                            from time to time; or

                                        *   at any time, in whole (but
                                            not in part) upon the
                                            occurrence and during the
                                            continuance of a "special
                                            event" as described under
                                            the heading "Description of
                                            Exchange Securities--Description
                                            of Exchange Capital Securities--
                                            Redemption."

Reserve Account                         On August 11, 1998, we established a
                                        "Reserve Account" into which we
                                        deposited $857,000 from the net
                                        proceeds of the sale of the junior
                                        subordinated debentures issued in
                                        the private offering. The amount
                                        deposited in the "Reserve Account"
                                        is invested in highly marketable
                                        securities. If we do not have
                                        enough funds available to make any
                                        interest payment on the junior
                                        subordinated debentures and if we do
                                        not elect to defer such interest
                                        payment, then funds in the "Reserve
                                        Account", as needed, will be used to
                                        make the interest payment then due
                                        on the junior subordinated debentures.

                                        We are required to maintain the
                                        balance in the "Reserve Account" at
                                        the levels set forth in the
                                        indenture at all times except when:

                                        *   the ratio of our total unsecured
                                            debt (on a consolidated basis)
                                            to shareholders' equity is not
                                            more than 70%; and

                                        *   Premier Bank can pay us
                                            dividends of at least two
                                            times the amount of
                                            interest payable on the
                                            junior subordinated
                                            debentures for one year
                                            without obtaining prior
                                            regulatory approval.

                                        Although we are required to maintain
                                        the balance in the

                                       "Reserve Account" at certain levels,
                                       under certain circumstances, we will
                                       have up to 24 months to restore the
                                       balance in the "Reserve Account" to
                                       the required levels.

                                       If you are a holder of junior
                                       subordinated debentures, you will
                                       have no rights to any amounts in the
                                       "Reserve Account" until those
                                       amounts are used to make an interest
                                       payment, and any rights in funds
                                       used from the "Reserve Account" to
                                       make an interest payment will be
                                       subordinated and junior to the
                                       rights of holders of senior
                                       indebtedness, as described under the
                                       heading "Description of Exchange
                                       Securities--Description of Exchange
                                       Junior Subordinated Debentures--
                                       Reserve Account."

Transfer Restrictions                  Capital securities issued in the exchange
                                       offer will be issued, and may be
                                       transferred, only in blocks having a
                                       liquidation amount of not less than
                                       $100,000 (100 Capital Securities) and
                                       multiples of $1,000 in excess of
                                       $100,000.

ERISA Considerations                   You should consider carefully the
                                       restrictions on purchase described
                                       under the heading "ERISA Considerations."

Absence of Market for
  the Exchange Capital
  Securities                           Capital securities issued in the
                                       exchange offer will be a new issue
                                       of securities for which there
                                       currently is no market. Accordingly,
                                       we cannot assure you that any market
                                       will develop for the capital
                                       securities issued in the exchange
                                       offer. We do not intend to apply
                                       for listing of the capital securities
                                       issued in the exchange offer on any
                                       securities exchange or for quotation
                                       through the National Association of
                                       Securities Dealers Automated Quotation
                                       System ("NASDAQ"). You should read
                                       the discussion under the
                                       heading "Plan of Distribution."

Risk Factors                           See "Risk Factors" immediately following
                                       this summary for a discussion of certain factors that you should consider in connection with your investment in the securities to be issued in the exchange offer.

                       Where You Can Find More Information

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission in compliance with the information reporting requirements of the Securities Exchange Act of 1934. You may read and copy any document we file at the Securities and Exchange Commission's following locations:

  Public Reference Room      New York Regional Office    Chicago Regional Office
  450 Fifth Street, N.W.     7 World Trade Center        Citicorp Center
  Room 1024                  Suite 1300                  500 West Madison Street
  Washington, DC 20549       New York, NY 10048          Suite 1400
                                                         Chicago, IL 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www/sec/gov."

     Separate financial statements of PBI Capital Trust are not included in this prospectus. We do not believe that such financial statements are helpful because PBI Capital Trust is a newly formed special purpose entity and it has no operating history or independent operations. PBI Capital Trust is not engaged in, and does not propose to engage in, any activity other than holding as trust assets the junior subordinated debentures, issuing its securities and engaging in incidental activities. You should read the discussion under the headings "Information Concerning PBI Capital Trust" and "Description of Exchange Securities". In addition, we do not expect that PBI Capital Trust will file reports and other information under the Securities Exchange Act of 1934 with the Securities and Exchange Commission.

     This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission under the Securities Act of 1933. As allowed by Securities and Exchange Commission rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with the registration statement. You should review the registration statement and the exhibits filed with the registration statement for further information regarding us and the securities being offered by this prospectus. The registration statement and its exhibits may be inspected at the public reference facilities of the Securities and Exchange Commission at the addresses listed above.

                 Incorporation of Certain Documents by Reference

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you

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by referring you to another document we filed separately with the Securities and
Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our financial condition.

  Premier Bancorp, Inc. Filings           Period

  Annual report on Form 10-KSB            Year ended December 31, 1997

  Quarterly Reports on Form 10-QSB        Quarters ended March 31, 1998,
                                            June 30, 1998 and September 30, 1998

     We incorporate by reference additional documents that we may file with the Securities and Exchange Commission after the date of this prospectus and before the end of the offering of the securities to be issued in the exchange offer. These documents include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this prospectus from us, or from the Securities and Exchange Commission through its web site address listed above. Documents incorporated by reference are available from us at no cost by writing or telephoning us at:

                              PREMIER BANCORP, INC.
                                 Bruce E. Sickel
                             Chief Financial Officer
                              379 North Main Street
                         Doylestown, Pennsylvania 18901
                                 (215) 345-5100

     If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     As used in this prospectus, the term "prospectus" means this prospectus, including the documents incorporated or deemed incorporated in this prospectus by reference, as such documents may be amended, supplemented or otherwise modified from time to time. Any statement made in this prospectus concerning the contents of any contract, agreement or other document does not claim to be complete, and where reference is made to the particular provisions of such contract, agreement or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

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     We have not authorized anyone to give any information or make any representation that is different from, or in addition to, that contained in this prospectus or in any of the documents that we have incorporated by reference into this prospectus in connection with this exchange offer. Therefore, if anyone does give you information of this sort, you should not rely on it.

     We are not making an offer to exchange securities in any jurisdiction where the offer is not permitted or to any person to whom such offer is not permitted.

     The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

                           Forward-Looking Statements

     Information contained in this prospectus, or information incorporated by reference in this prospectus, may constitute "forward-looking statements." These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates," the negative of such terms, other variations or comparable terminology. These forward-looking statements involve certain risks and uncertainties and we cannot give you assurance that the future results covered by the forward-looking statements will be achieved. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:

    * general economic conditions, including their impact on capital expenditures;

    *    business conditions in the banking industry;

    *    the regulatory environment;

    *    rapidly changing technology and evolving banking industry standards;

    * competitive factors, including increased competition with community, regional and national financial institutions;

    *    new service and product offerings by competitors and price pressures;

    * our inability to accurately estimate the cost of systems preparation for Year 2000 compliance; and

    *    similar items.

                                  RISK FACTORS

     You should consider carefully the following risk factors as well as the other information contained or incorporated by reference in this prospectus in connection with the exchange offer and the securities offered by the exchange offer.

     To the extent that any information in this prospectus is considered to be "forward-looking information," the risk factors described below are cautionary statements which identify important factors that could cause our actual results to differ materially from those results expressed in any forward-looking statements.

The following risk factors relate to the capital securities.

Our obligations under the guarantee and the junior subordinated debentures are unsecured and cannot be paid unless all our senior indebtedness has been paid first.

     PBI Capital Trust's ability to make the required payments on the capital securities depends completely upon us making our required payments on the junior subordinated debentures. Our obligations under the guarantee, the junior subordinated debentures and the other documents described in this prospectus are unsecured and rank lower in right of payment to all of our current and future senior indebtedness. Neither principal, interest, nor any other payment may be made regarding the junior subordinated debentures at any time when

     * we are in continuing default regarding any payment of senior indebtedness, or if the maturity of any senior indebtedness has been accelerated because of a default; or

     * the maturity of the junior subordinated debentures has been accelerated, in which case payment may not be made until all senior indebtedness has been paid in full.

At September 30, 1998, we had no outstanding senior indebtedness; however, at that date, Premier Bank had $1.5 million of subordinated debt outstanding.

     Together with our subsidiaries, we may incur an unlimited amount of additional debt under the indenture, the guarantee and the amended and restated declaration of trust. We may also issue additional junior subordinated debentures in connection with future offerings of capital securities, and any such additional debentures would rank equally with the junior subordinated debentures issued in the exchange offer.

     Because we are a holding company, our right to participate in any distribution of assets of any subsidiary (including Premier Bank) upon such subsidiary's liquidation or reorganization or otherwise (and thus your ability to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors in the case of Premier Bank), except to the extent that we may ourself be recognized as a creditor of that subsidiary. At September 30, 1998, our subsidiaries had total liabilities, not including liabilities owed to us, of $211.4 million. Accordingly, all existing and future liabilities of our subsidiaries, including Premier Bank's deposit liabilities, will rank prior to all of our obligations relating to the securities described in this prospectus. At September 30, 1998, Premier Bank had total deposit liabilities of $174.9 million.

     As a result, you should look only to our assets, and not to the assets of our subsidiaries, for principal and interest payments on the junior subordinated debentures. You should read the discussion under the headings "Description of Exchange Securities--Description of Exchange Guarantee--Status of the Guarantee" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Subordination."

     PBI Capital Trust's ability to make payments on the capital securities depends entirely upon our making payments on the junior subordinated debentures when required.

As a bank holding company, our ability to meet our financial obligations entirely depends on Premier Bank's payment of cash dividends to us.

     We are a bank holding company regulated by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). We are a legal entity separate and distinct from Premier Bank. Virtually all of our assets are owned by Premier Bank, our only subsidiary other than PBI Capital Trust. We rely entirely on cash dividends from Premier Bank to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Premier Bank's ability to pay dividends to us depends on several factors including the following:

     * regulatory limitations imposed by the various regulatory agencies with authority over Premier Bank, generally based on current and retained earnings;

     * regulatory restrictions if such dividends would impair the capital of Premier Bank; and

     * Premier Bank's profitability and financial condition and its capital expenditures and other cash flow requirements.

     We cannot assure you that Premier Bank will be able to pay dividends at past levels, or at all, in the future. You should read the discussion under the heading "Supervision and Regulation" in our Annual Report on Form 10-KSB for the year ended December 31, 1997 (which is incorporated by reference in this prospectus). Under applicable banking statutes at September 30, 1998, Premier Bank could have declared additional cash dividends of approximately $3.6 million.

     In addition to the restrictions on the payment of dividends, Premier Bank is subject to additional restrictions required by federal law on extensions of credit to, and certain other transactions with, us (and any affiliated companies that are existing or may be formed in the future) and on investments in stock or other of our securities and securities of our affiliates. These restrictions prevent us and such other affiliates from borrowing from Premier Bank, unless the loans are secured by various types of collateral. In addition, the amount of such secured loans, other transactions and investments by Premier Bank are generally limited as follows:

     * as to us and as to each of our other affiliates, 10% of Premier Bank's capital and surplus; and

     * as to us and all of our other affiliates, an aggregate of 20% of Premier Bank's capital and surplus.

     Under the Federal Deposit Insurance Act, Premier Bank would be prohibited from making capital distributions, including the payment of cash dividends, if, after making any such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Based on Premier Bank's current financial conditions, we do not expect that this prohibition will have any impact on its ability to obtain cash dividends from Premier Bank.

We have the right to defer interest payments on the junior subordinated debentures for up to five years, which could adversely affect the tax attributes and market price of your capital securities.

     If no event of default under the junior subordinated debentures has occurred and is continuing, we have the right under the indenture to defer interest payments on the junior subordinated debentures at one or more times for a period of not more than 10 consecutive semi-annual periods with respect to each extension period, but not beyond August 15, 2028. If we defer interest payments on the junior subordinated debentures, then PBI Capital Trust will also defer semi-annual distributions on the capital securities. However, during such extension period, you will still accumulate distributions at the rate of 8.57% per year, compounded semi-annually, on any unpaid distributions, to the extent permitted by law.

     During any such extension period, we will not be permitted to make certain payments or distributions with respect to our capital stock (including dividends on or redemptions of our capital stock), we will not be permitted to make certain payments with respect to any of our debt securities that rank equally with or junior in interest to the junior subordinated debentures and we will not be permitted to make any guarantee payments with respect to any guarantee of the debt securities of any of our subsidiaries if such guarantee ranks equally with or junior in interest to the junior subordinated debentures. However, we may:

     * pay dividends or distributions in our common stock;

     * redeem rights or take certain other actions under a shareholders' rights plan, if any;

     *  make payments under the guarantee;

     * make a distribution of our capital stock as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

     * purchase fractional shares of our capital stock as a result of the conversion of exchange of the capital stock or other security being converted or exchanged; and

     * make purchases of common stock related to the issuance common stock or rights under any future benefit plans for our directors, officers or employees.

     Before the termination of any extension period, we may further extend such extension period if such extension does not cause such period to exceed 10 consecutive semi-annual periods or to extend beyond August 15, 2028. Following the termination of any extension period and the payment of all interest then accrued and unpaid (together with interest at the annual rate of 8.57%, compounded semi-annually, if permitted by applicable law), we may elect to begin a new extension period subject to the above requirements. There is no limitation on the number of times that we may elect to begin an extension period. You should read the discussion under the headings "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date."

     We believe the likelihood of exercising our option to defer payments of interest is remote. Consequently, the junior subordinated debentures will be treated as issued without "original issue discount" ("OID") for United States federal income tax purposes, and you will be treated as owning an undivided beneficial interest in the junior subordinated debentures. Therefore, you will include interest on the junior subordinated debentures in taxable income under your own method of accounting (i.e., cash or accrual). If we were to exercise our right to defer interest payments or if the Internal Revenue Service ("IRS") successfully took the position that the exercise of such right was not remote at the time of issuance of the junior subordinated debentures, OID would arise, and you would be required to include your proportionate share of OID in gross income as it accrues for United States federal income tax purposes before receiving cash. In addition, you would not receive the cash related to any accrued and unpaid interest from PBI Capital Trust if you sell or otherwise transfer your capital securities before the record date for the payment of distributions after the end of such extension period. You should read the discussion under the heading "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Exchange Capital Securities."

     We do not currently intend to exercise our right to defer interest payments by extending the interest payment period on the junior subordinated debentures. However, if we do elect to exercise this right in the future, the market price of the capital securities is likely to be adversely affected. Therefore, if you sell your capital securities during an extension period, you might not receive the same return on your investment as someone else who continues to hold the capital securities. In addition, the mere existence of our right to defer interest payments on the junior subordinated debentures may cause the market price of the capital securities to be more volatile than the market prices of other securities on which OID accrues that are not subject to such deferrals.

We have the right to prepay all of the capital securities at any time if adverse regulatory or tax events occur.

     At any time a "Special Event" occurs (a regulatory capital event or a tax event, in each case as defined under the heading "Description of Junior Subordinated Debentures--Special Event Prepayment") and is continuing, we may prepay the junior subordinated debentures in whole, but not in part. The prepayment of the junior subordinated debentures will cause a mandatory redemption of the capital securities within 90 days of such "Special Event" at a redemption price equal to the "Special Event Prepayment Price". We may not exercise such right without first receiving any required regulatory approval. You should read the discussion under the heading "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

     "Special Event Prepayment Price" is defined under the heading "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment."

There is tax litigation pending which, while not directly involving us, could result in prepayment of all of the capital securities.

     You should be aware that the IRS disallowed a deduction for interest paid by Enron Corporation ("Enron") in 1993 and 1994 on securities issued by Enron that are similar to the junior subordinated debentures. Enron has filed a petition in the United States Tax Court challenging the disallowance of its deductions. Although Enron's debt obligations differ in certain respects from the junior subordinated debentures, the IRS' arguments that interest on those obligations is not deductible are not focused on those different terms and, as a result, could apply to the junior subordinated debentures.

     A decision by the Tax Court in favor of the IRS in Enron's case would not necessarily affect the tax treatment of interest paid on the junior subordinated debentures because such a decision may be based on factors that differ from those pertaining to the junior subordinated debentures, PBI Capital Trust or us. However, it is possible that such a decision would result in the receipt by us or PBI Capital Trust of an opinion of counsel that there is more than an insubstantial risk that interest payable on the junior subordinated debentures is not or will not be deductible. The receipt of such an opinion would constitute a "tax event", which would permit us to cause a redemption of the capital securities. You should read the discussion under the heading "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

There may be future changes in the tax laws which could result in prepayment of all of the capital securities.

     In recent years, Congress and the Clinton Administration have periodically considered proposals that would generally deny an issuer a deduction for United States income tax purposes for interest paid on instruments similar to the junior subordinated debentures. Such proposals have been considered in connection with recent legislation, including the Taxpayer Relief Act of 1997 (the "Relief Act"). While no such proposals have been included in the final provisions of such recent legislation, including the Relief Act, and although no such legislation is currently pending, we cannot assure you that similar legislation proposed and enacted after the date of this prospectus would not adversely affect our ability to deduct interest payable on the junior subordinated debentures. Accordingly, we cannot assure you that a "Tax Event" will not occur. Such a "Tax Event" would permit us to cause a redemption of the capital securities. You should read the discussion under the heading "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

We have the right to dissolve PBI Capital Trust and substitute the junior subordinated debentures for your capital securities, which could cause either of them to trade at a discount from the price you paid.

     We may at any time dissolve PBI Capital Trust, and, after satisfaction of liabilities to PBI Capital Trust's creditors as provided by applicable law, cause the junior subordinated debentures to be distributed to the holders of the capital securities in liquidation of PBI Capital Trust. Our ability to exercise this right is subject to our receipt of:

     * an opinion of counsel stating that a distribution of the junior subordinated debentures will not be a taxable event to you, and

     *  any required regulatory approval.

     Under current United States federal income tax law, a distribution of junior subordinated debentures upon the dissolution of PBI Capital Trust would not be a taxable event to you. If PBI Capital Trust is dissolved following a "Special Event" and you receive distributions of cash, such distributions would constitute a taxable event to you. You should read the discussion under the heading "Certain Federal Income Tax Consequences--US Holders--Receipt of Exchange Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

     Because you may receive junior subordinated debentures upon liquidation of PBI Capital

Trust and because distributions are otherwise limited to payments on the junior subordinated debentures, you are also making an investment decision with regard to the junior subordinated debentures. Accordingly, you should carefully review all the information regarding the junior subordinated debentures contained in this prospectus under the headings "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation Distribution upon Termination" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures."

     We cannot predict the market prices for the capital securities or the junior subordinated debentures that may be distributed to you if a termination of PBI Capital Trust were to occur. Accordingly, the capital securities or the junior subordinated debentures may trade at a discount from the price that you paid for the capital securities.

Your rights under our guarantee are limited.

     First Union Trust Company, National Association will act as guarantee trustee and will hold our guarantee for your benefit. First Union Trust Company, National Association will also act as debenture trustee under the indenture and as property trustee under the amended and restated declaration of trust. First Union Trust Company, National Association, will also act as Delaware trustee under the amended and restated declaration of trust.

     Under our guarantee, we have agreed to pay you the following amounts, to the extent not paid to you by or on behalf of PBI Capital Trust:

     (1) any accumulated and unpaid distributions required to be paid on your capital securities, but only to the extent that PBI Capital Trust has funds on hand legally available for the payment of such distributions;

     (2) the applicable "redemption price" with respect to your capital securities to be redeemed, but only to the extent that PBI Capital Trust has funds on hand legally available for the redemption of such capital securities at such time; and

     (3) upon a voluntary or involuntary termination and liquidation of PBI Capital Trust (unless the junior subordinated debentures are distributed to you), the lesser of (a) the aggregate liquidation amount of your capital securities and all accumulated and unpaid distributions on your capital securities to the date of payment, to the extent that PBI Capital Trust has funds on hand legally available for payment of such amounts at such time, and (b) the amount of assets of PBI Capital Trust remaining available for distribution to you at such time, after the satisfaction of liabilities to creditors of PBI Capital Trust as provided by applicable law.

     The holders of at least a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available with respect to our guarantee or to direct the exercise of any trust power conferred under our guarantee. As a holder of capital securities, you may institute a legal proceeding directly against us to enforce your rights under our guarantee without first instituting a legal proceeding against PBI Capital Trust, the guarantee trustee or any other person or entity. If we default on our obligation to pay amounts payable under the junior subordinated debentures, PBI Capital Trust will not have sufficient funds for the payment of distributions or amounts payable on redemption of the capital securities, in which case, you will not be able to rely upon our guarantee for payment of such amounts.

     Instead, if an event of default shall have occurred and be continuing under the indenture and such event is because of our failure to pay the principal of (or premium, if any) or interest on the junior subordinated debentures on the day on which such payment is due and payable, then you may institute a legal proceeding directly against us for enforcement of payment. Notwithstanding any payments made by us to you in connection with such an action, we shall remain obligated to pay the principal of (and premium, if any) and interest on the junior subordinated debentures, and we shall be subrogated to your rights with respect to payments on the capital securities to the extent of any payments made by us to you in connection with your actions taken against us.

     Except as described in this prospectus, you will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures or to assert directly any other rights in respect of the junior subordinated debentures. You should read the discussion under the headings "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Debenture Events of Default" and "Description of Exchange Securities--Description of Exchange Guarantee." The amended and restated declaration of trust provides that each holder of capital securities by acceptance of such securities agrees to the provisions of the indenture.

You have limited voting rights.

     As a holder of capital securities, you will have limited voting rights relating only to changing certain terms of the capital securities, the termination or liquidation of PBI Capital Trust, and the exercise of PBI Capital Trust's rights as holder of junior subordinated debentures. In general, only we can replace or remove any of the trustees. However, if an event of default under the indenture is continuing, holders of at least a majority in aggregate liquidation amount of capital securities may replace the property trustee and the Delaware trustee (but not the administrative trustees who may only be removed by us as holder of the common securities).

     Together with the property trustee and the administrative trustees, we may change the amended and restated declaration of trust without your consent in order to ensure that PBI Capital Trust will be classified for United States federal income tax purposes as a grantor trust, even if such action adversely affects your interests. You will have no voting rights with respect to any matters submitted to a vote of our shareholders. You should read the discussion under the headings "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees; Appointment of Successors."

If you decline to exchange your original capital securities, your ability to sell them could be adversely affected.

     The original capital securities have not been registered under the Securities Act of 1933 or any state securities laws. As a result, the original capital securities may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act of 1933 and any applicable state securities laws, or in connection with an exemption from such requirements.

     Original capital securities which are not exchanged in this exchange offer will continue to have a legend which describes these transfer restrictions. In addition, after the exchange offer ends, holders of original capital securities who have not exchanged their original capital securities will no longer have the right to have such original capital securities registered under the Securities Act of 1933, and will no longer have any rights under the registration rights agreement (except for certain limited exceptions). We do not intend to register any original capital securities under the Securities Act of 1933 which have not been exchanged after the exchange offer ends (except for such limited exceptions, if applicable). Your ability to sell unexchanged original capital securities could be adversely affected if there are original capital securities which have been exchanged.

     The capital securities issued in the exchange offer, together with any unexchanged original capital securities which remain outstanding after the exchange offer ends, will vote together as a single class for purposes of calculating whether holders of a required percentage of capital securities have taken certain actions or exercised certain rights under the amended and restated declaration of trust. You should read the discussion under the heading "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of Trust Agreement."

     The original capital securities provide that, among other things, if a registration statement relating to the capital securities to be issued in the exchange offer has not been filed by January 8, 1999 or has not been declared effective by February 7, 1999, then the distribution rate on the original capital securities, beginning on the date after the registration statement was required to be filed or become effective, will increase to 8.82% per year until the date that the registration statement is filed or becomes effective. On and after that date, the distribution rate on the capital securities will be 8.57%.

     At the end of the exchange offer, you will not be entitled to any increase in the distribution rate on your original capital securities or any further registration rights under the registration rights agreement, except for certain limited circumstances. You should read the discussion under the heading "Description of Original Securities".

We cannot assure you that an active public or other market will develop for your capital securities, whether or not you exchange them.

     The original capital securities were issued to, and we believe that such securities are currently owned by, a relatively small number of beneficial owners. The original capital securities have not been registered under the Securities Act of 1933 and will be subject to transfer restrictions if they are not exchanged. Although you may resell or otherwise transfer the capital securities issued in the exchange offer (as long as you are not our affiliate or an "affiliate" of PBI Capital Trust) without compliance with the registration requirements of the Securities Act of 1933, they will constitute a new issue of securities with no established trading market. Capital securities may be transferred only in blocks having a liquidation amount of at least $100,000 (100 capital securities).

     We cannot assure you that an active public or other market will develop for the capital securities issued in the exchange offer or the original capital securities. We also cannot give you any assurance as to the liquidity of or the trading market for the capital securities issued in the exchange offer or the original capital securities. If an active public market does not develop, the market price and liquidity of the capital securities issued in the exchange offer may be adversely affected.

     If a public trading market develops for the capital securities issued in the exchange offer, future trading prices will depend on many factors, including, among other things, prevailing interest rates, our financial condition and the market for similar securities. Depending on these and other factors, the capital securities issued in the exchange offer may trade at a discount to your purchase price.

     Notwithstanding the registration of the capital securities issued in the exchange offer, if you are an "affiliate" (as defined under Rule 405 of the Securities Act of 1933) of ours or of PBI Capital Trust, you may publicly offer for sale or resell the exchange capital securities only in compliance with Rule 144 under the Securities Act of 1933.

     If you are a broker-dealer who receives capital securities for your own account in exchange for original capital securities, and if such original capital securities were acquired by you as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of such exchange capital securities. You should read the discussion under the heading "Plan of Distribution."

If you submit your capital securities for exchange late or improperly, we do not have to accept them for exchange.

     Except for holders who tender original capital securities through the "Automated Tender Offer Program" of DTC ("ATOP"), capital securities will be issued in exchange for original capital securities in the exchange offer only after a timely receipt by PBI Capital Trust of a properly completed and executed "letter of transmittal", the original capital securities and all other required documents. Therefore, if you want to tender your original capital securities, you should allow sufficient time to ensure timely delivery. Neither we nor PBI Capital Trust are under any duty to give notification of defects or irregularities regarding the tenders of original capital securities for exchange.

The following risk factors relate to our company.

Economic conditions, interest rates and other factors beyond our control can adversely affect our profitability.

     Our primary source of income is commercial banking. This source of income is affected by local, regional, national and international economic and political conditions, and by governmental monetary and fiscal policies. Conditions such as inflation, recession, unemployment, volatile interest rates, tight money supply, scarce natural resources, real estate values, international conflicts and other factors beyond our and Premier Bank's control can adversely affect our profitability and the profitability of Premier Bank.

     Although increases in interest rates may increase the income yield on our and Premier Bank's earning assets, such increases may also increase our and Premier Bank's cost of funds and adversely affect loan demand and, consequently, our profitability and the profitability of Premier Bank. On the other hand, decreases in interest rates may also adversely affect our profitability and the profitability of Premier Bank because any such decrease may reduce the return we and Premier Bank earn on our assets to a greater extent than any resulting decrease in cost of funds. In addition, economic downturns, particularly in Premier Bank's primary service area, could result not only in decreased loan demand but also in a decreased ability of some loan borrowers to repay those loans which are outstanding.

Most of Premier Bank's loans are local real estate-based loans whose collectibility could be adversely affected by adverse changes in the local economic environment.

     Premier Bank's loan portfolio contains loans principally made in Bucks County and Northampton County, Pennsylvania. Most of these loans are secured by either residential or commercial real estate. Accordingly, Premier Bank's primary concentration of credit risk is related to the real estate market in Bucks and Northampton Counties. The ultimate collectibility of this portion of Premier Bank's portfolio is sensitive to changes in local market conditions, and is, therefore, dependent upon the local economic environment. In addition, loan concentrations are also considered to exist when there are amounts loaned or committed to be loaned to a multiple number of borrowers engaged in similar activities which would cause their ability to meet contractual obligations to be similarly affected by economic or other conditions. Although Premier Bank views many of its loans as made to individuals or secured by residential real estate, Premier Bank's loan portfolio contains many borrowers who are employed in various professions such as medical, dental, legal and real estate professions.

     At September 30, 1998, our investment portfolio included $38.9 million of corporate bonds. These bonds consist of fixed and floating rate securities issued by other United States banking companies. The ultimate collectibility of these bonds depends on the continued success of these financial institutions. We evaluate the credit-worthiness of each issuer prior to investing in such securities. These financial institutions include some of the largest banking companies in the country, as well as smaller regional and super-regional institutions. These companies are influenced by the general economic conditions in the United States, and may also be subject, to a much greater extent than us, to international economic events and conditions.

Our success depends greatly on the efforts of key management personnel, and the loss of any of them could adversely affect us.

     Our success and the success of Premier Bank depends to a great extent upon the services of John C. Soffronoff, Bruce E. Sickel and John J. Ginley as Directors and/or officers of our company and of Premier Bank. Our company, Premier Bank and Messrs. Soffronoff, Sickel and Ginley each entered into "Change of Control Agreements". The Agreements provide certain severance benefits that will be paid by us and Premier Bank to Messrs. Soffronoff, Sickel and Ginley in the event of a change of control of our company or Premier Bank.

     Premier Bank employs forty-eight (48) full-time equivalent employees. The loss of key personnel by us or Premier Bank would have a material adverse effect upon us and Premier Bank. We have instituted the "Premier Bank Stock Incentive Plan" to encourage key employees and directors to maintain their relationship with us or Premier Bank, as the case may be.

We face intense competition and we cannot predict our ability to compete effectively and operate profitably.

     The banking business in Pennsylvania is highly competitive. In Pennsylvania, larger banks generally dominate the commercial banking industry. In addition to commercial banks, we and Premier Bank also compete with savings and loan associations, credit unions, finance companies, money market funds, mutual funds, stock brokerage firms, insurance companies and other similar institutions operating locally and elsewhere. Also, future competitors, including large out-of-state banks as well as new commercial banks, may enter Premier Bank's market area. Our profitability depends upon Premier Bank's ability to compete in its primary market area.

     Our strategy and Premier Bank's strategy is to attract customers by providing personalized services and to utilize the directors' business and personal contacts within their communities. We cannot assure you that either we or Premier Bank can successfully continue pursuing this strategy. Neither we nor Premier Bank can predict the effect of competition on our ability to continue to gain market acceptance and to operate profitably.

Our business could be adversely affected by Year 2000 computer system failures and resulting business disruptions if our Year 2000 remediation efforts, or those of our vendors, customers and others, are unsuccessful.

     The "Year 2000 Problem" arose because many existing computer programs use only the last two digits to refer to a year. Therefore, these computer programs do not properly recognize a year that begins with "20" instead of the familiar "19." If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. This could cause entire system failures, miscalculations, and disruptions of normal business operations, including, among other things, a temporary inability to process transactions, generate statements, compute payments, interest or delinquency, or engage in similar daily business activities. The extent of the potential impact of the Year 2000 Problem is not yet known, and if not timely corrected, it could affect the global economy. We have followed the guidelines contained in the series of Federal Financial Institutions Examination Council's Interagency Guidelines and the Securities and Exchange Commission's Release No. 33-7558 and have designed and initiated an enterprise-wide program to prepare our computer systems and applications for the year 2000 and beyond. You should read the discussion under the heading "Information Concerning Premier Bancorp, Inc.--Year 2000 Issues".

                 SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth summary consolidated financial data of our company. It is important that you read the summary consolidated financial data presented below together with our historical Consolidated Financial Statements included in our Annual Report on Form 10-KSB for the year ended December 31, 1997 and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998.

     The summary of selected consolidated financial data includes that of our company and our wholly-owned subsidiaries, Premier Bank and PBI Capital Trust. All material intercompany balances and transactions have been eliminated. Results for the periods ended September 30, 1998 and 1997 are not necessarily representative of results of operations that may be expected for the entire year.




                                             At or for
                                              the nine
                                            months ended                At or for the year ended
                                           September 30,                      December 31,
                                           -------------                      ------------

                                          1998      1997      1997      1996      1995      1994       1993
                                        -------   -------   -------   -------   -------   -------    -------
                                            (Dollars in thousands, except per share data and percentages)
INCOME STATEMENT DATA
Total Interest Income ...............   $11,920   $ 9,764   $13,448   $10,103   $ 7,001   $ 3,926    $ 2,037
Total Interest Expense ..............     6,569     5,466     7,532     5,543     3,685     1,632        936
                                        -------   -------   -------   -------   -------   -------    -------

Net Interest Income .................     5,351     4,298     5,916     4,560     3,316     2,294      1,101
Provision for Loan Losses ...........       355       280       400       350       150       315        190
Total Non-Interest Income ...........       233       134       150       208       137        50         88
Total Non-Interest Expense ..........     3,473     2,766     3,735     2,887     2,436     1,627      1,359
                                        -------   -------   -------   -------   -------   -------    -------

Net Income Before Income Taxes ......     1,756     1,386     1,931     1,531       867       402       (360)
Provision for Income Taxes ..........       575       440       590       435        96      (140)      --
                                        -------   -------   -------   -------   -------   -------    -------

Net income ..........................     1,181       946     1,341     1,096       771       542       (360)

PER SHARE AND SHARE DATA(1):
Earnings Per Share-Basic ............      0.45      0.36      0.51      0.42      0.30      0.24      (0.24)
Earnings Per Share-Diluted ..........      0.40      0.35      0.49      0.40      0.30      0.24      (0.24)
Book Value Per Share at End of Period      4.23      3.82      3.97      3.43      3.01      2.65       2.52

Average Basic Shares ................     2,630     2,604     2,606     2,604     2,544     2,230      1,529
Average Diluted Shares ..............     2,919     2,738     2,752     2,706     2,585     2,302      1,529

                          (Footnotes on following page)


                                                   At or for
                                                    the nine
                                                  months ended                       At or for the year ended
                                                  September 30,                            December 31,
                                                  -------------                            ------------

                                                1998        1997        1997        1996        1995        1994        1993
                                              --------    --------    --------    --------    --------    --------    --------

                                                  (Dollars in thousands, except per share data and percentages)
BALANCE SHEET DATA
Loans, Net of Unearned Income .............   $129,954    $102,265    $108,533    $ 82,910    $ 60,097    $ 45,169    $ 26,922
Investment Securities Available for Sale ..     83,535      61,073      62,434      52,900      37,656       3,664       2,797
Investment Securities Held to Maturity ....      9,854      13,346      15,170      13,888      10,787      12,508       5,138
Total Assets ..............................    232,557     184,575     193,523     153,687     113,995      63,500      38,336
Deposits ..................................    174,405     140,789     143,603     118,093      92,807      50,346      33,103
Borrowings ................................     27,655      30,817      36,343      23,641      11,026       6,275        --
Shareholders' Equity ......................     11,135       9,946      10,434       8,943       7,831       6,144       4,255

AVERAGE BALANCE SHEET DATA
Loans, Net of Unearned Income .............    117,936      91,764      95,146      68,594      50,227      34,909      17,195
Investment Securities .....................     77,408      67,727      69,352      55,007      32,417      13,570       9,945
Interest Earning Assets ...................    198,953     161,072     166,293     125,545      84,751      50,334      29,486
Total Assets ..............................    205,619     166,737     172,198     129,510      87,648      51,872      30,912
Deposits ..................................    163,790     128,129     131,773     102,179      73,366      42,318      26,574
Borrowings ................................     25,908      26,944      28,447      17,003       5,663       3,274          88
Shareholders' Equity ......................     10,861       9,200       9,392       8,228       7,069       5,474       3,789

PERFORMANCE RATIOS
Return on Average Assets (4) ..............       0.77%       0.76%       0.78%       0.85%       0.88%       1.04%      (1.16)%
Return on Average Stockholders' Equity(4) .      14.53%      13.75%      14.28%      13.32%      10.91%       9.90%      (9.50)%
Net Interest Margin(2)(4) .................       3.60%       3.57%       3.56%       3.63%       3.91%       4.56%       3.73%
Efficiency Ratio(3) .......................      62.20%      62.27%      61.57%      60.55%      70.55%      69.41%     (14.30)%
Number of Full Service Branches ...........          3           3           3           2           2           1           1

ASSET QUALITY RATIOS
Allowance for Loan Losses to Non-performing
     Loans ................................     135.16%     241.59%     209.64%      88.75%     113.71%     474.02%         NM
Allowance for Loan Losses to Total Loans ..       1.27%       1.21%       1.25%       1.16%       1.22%       1.33%       1.06%
Non-performing Assets to Total Assets .....       0.84%       0.83%       0.67%       0.96%       0.57%       0.20%        --%
Net Charge-offs to Average Loans ..........       0.05%        --%         --%        0.19%       0.03%        --%        0.02%

CAPITAL RATIOS
Shareholders' Equity to Total Assets ......       4.79%       5.39%       5.39%       5.82%       6.87%       9.68%      11.10%
Tier I Risk-Based Capital .................       8.77%       8.70%       8.60%       9.84%      11.32%      12.68%      14.86%
Total Risk-Based Capital ..................      14.07%      11.11%      10.97%      10.90%      12.40%      13.93%      15.92%
Tier I Leverage ...........................       7.02%       5.39%       5.51%       5.80%       6.80%       9.98%      11.13%

(1) Per share information for all periods has been restated to reflect a 3-for-1 stock split effective December 31, 1997 which increased total shares outstanding to 2,630,340.

(2)  Net interest income divided by average interest-earning assets.

(3) Non-interest expense divided by the sum of net interest income and non-interest income.

(4) Interim periods have been annualized.

NM - Not Measurable

                           RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

     The following table sets forth the ratios of earnings to combined fixed charges of the Corporation for the respective periods indicated.



                                                  Nine Months Ended
                                                     September 30,                   Years Ended December 31,
                                                     -------------                   ------------------------

                                                 1998           1997      1997       1996      1995       1994        1993
                                                 ----           ----      ----       ----      ----       ----        ----
      Ratio of earnings to combined fixed charges:

      Including interest on deposits              1.26x          1.25x      1.25x     1.27x      1.23x     1.24x         0.62x

      Excluding interest on deposits              2.54x          2.13x      2.14x     2.53x      3.27x     3.17x       (13.80)x

     For purposes of computing the ratios of earnings to combined fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                    INFORMATION CONCERNING PBI CAPITAL TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to:

     * the Amended and Restated Declaration of Trust, executed by the Company, as Sponsor, First Union Trust Company, National Association, as Property Trustee and as Delaware Trustee, and the Administrative Trustees named therein (the "Trust Agreement"), and

     * the filing of a certificate of trust with the Delaware Secretary of State on July 28, 1998.

The Trust exists for the exclusive purposes of:

     *    issuing and selling the Trust Securities;

     * using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures; and

     * engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Capital Securities).


Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures are the sole revenues of the Trust. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments are and will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities." The Company has acquired Common Securities in a Liquidation Amount equal to 3% of the total capital of the Trust.


     The Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. The trustees for the Trust are First Union Trust Company, National Association as the Property Trustee (the "Property Trustee") and as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "Issuer Trustees"). First Union Trust Company, National Association, as Property Trustee, currently acts as sole indenture trustee under the Trust Agreement. First Union also acts as indenture trustee under the Exchange Guarantee and the Indenture. See "Description of Exchange Guarantee" and "Description of Exchange Junior Subordinated Debentures."

     The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event do the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement.

     Pursuant to the expense provisions under the Indenture, the Company, as issuer of the Junior Subordinated Debentures, has and will continue to pay all fees and expenses related to the Trust and the offering of the Capital Securities and has and will continue to pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "Description of Exchange Securities--Expenses and Taxes." The principal executive office of the Trust is c/o Premier Bancorp, Inc., 379 North Main Street, Doylestown, Pennsylvania 18901. Telephone inquires may be directed to Bruce E. Sickel at (215) 345-5100.

                  INFORMATION CONCERNING PREMIER BANCORP, INC.

General

     The Company is a Pennsylvania business corporation and registered bank holding company headquartered in Doylestown, Bucks County, Pennsylvania. The Company's wholly owned banking subsidiary is the Bank. The Bank was organized in 1990 as a Pennsylvania state-chartered banking institution and commenced operations on April 24, 1992. At September 30, 1998, the Company had total consolidated assets of $232.6 million, total deposits of $174.4 million and total shareholders' equity of $11.1 million.

     The Bank conducts business from its main office and two other retail offices located in Southampton, Bucks County and Easton, Northampton County, Pennsylvania. The Bank also has a loan origination office in Yardley, Bucks County. The Bank plans to open a fourth branch office in Lower Makefield Township, Bucks County, Pennsylvania, shortly.

     The Bank is a community-oriented financial services provider whose business primarily consists of attracting retail deposits from the general public and small businesses and originating commercial and consumer loans in the Bank's market area. The Bank also originates residential mortgage loans through an arrangement with a mortgage company.

     The Bank endeavors to promote a sales culture in which highly motivated and trained team members attract and retain profitable customer relationships. The Bank's primary operating strategy is to maintain a reputation as a community bank where consumers and small business customers can obtain a wide range of financial products and services, usually associated with larger financial institutions, while providing personal attention, service and responsiveness.

     The Bank provides a wide variety of products and services which include checking, savings and money market accounts, as well as certificates of deposit. Credit products include residential mortgage loans, home equity loans and lines of credit, personal lines of credit, working capital lines and other consumer and commercial loans. The Bank also offers other services such as electronic banking, cash management services, safe deposit boxes, telephone banking and automated teller services.

     The Bank uses short and long-term advances from the Federal Home Loan Bank of Pittsburgh and overnight borrowings from Atlantic Central Bankers Bank as sources of funds.

     On December 22, 1998, the Company commenced an offering of 500,000 shares of its common stock at $11.00 per share. The Company intends to use the net proceeds of that offering to further its general corporate purposes, including investments in or advances to the Bank in order to increase the Bank's capital position. The Company anticipates that this will permit the Bank to provide for higher per borrower lending limits which, in turn, will permit the Bank to make larger loans and increase its lending activity. In addition, the Company may use the net proceeds of that offering to support the continuing development of the Bank's franchise through possible expansion into related businesses.

     The Company as a bank holding company is subject to regulation and examination by the Federal Reserve. The Bank is subject to regulation and examination by the Commonwealth of Pennsylvania and the Federal Deposit Insurance Corporation ("FDIC"). The Bank's deposits are insured by the FDIC to the maximum extent permitted by law through the Bank Insurance Fund.

     The principal executive offices of the Company and the Bank are located at 379 North Main Street. Doylestown, Pennsylvania 18901 and its telephone number is (215) 345-5100.

     The Company is a legal entity separate and distinct from its subsidiaries, including the Bank. The ability of holders of debt and equity securities of the Company to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of the Bank) except to the extent that a claim of the Company as a creditor may be recognized.

     There are various statutory and regulatory limitations on the extent to which the Bank can finance or otherwise transfer funds to the Company or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. In addition, there are regulatory limitations on the payment of dividends directly or indirectly to the Company from the Bank. Under applicable banking statutes, at September 30, 1998, the Bank could have declared additional dividends of approximately $3.6 million. However, Federal and state regulatory agencies also have the authority to further limit payment of dividends by the Bank based on other factors, such as the maintenance of adequate capital by the Bank, which could reduce the amount of dividends otherwise payable.

Year 2000 Issues

     The following section contains forward-looking statements which involve risks and uncertainties. The actual impact on the Company of the Year 2000 issue could materially differ from that which is anticipated in the forward-looking statements as a result of certain factors identified below.

     General

     The "Year 2000 Problem" (Y2K) arose because many existing computer programs use only the last two digits to refer to a year. Therefore, these computer programs do not properly recognize a year that begins with "20" instead of the familiar "19". If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. This could cause entire system failures, miscalculations, and disruptions of normal business operations including, among other things, a temporary inability to process transactions, generate statements, compute payments, interest or delinquency, or engage in similar daily business activities. The extent of the potential impact of the Year 2000 Problem is not yet known, and if not timely corrected, it could affect the global economy.

     The Bank is subject to the regulation and oversight of various banking regulators, whose oversight includes the provision of specific timetables, programs and guidance regarding Year 2000 issues. Regulatory examination of the Bank's Year 2000 programs are conducted on a quarterly basis and reports are submitted by the Bank to the banking regulators on a periodic basis. In addition, oral reports are currently provided on a monthly basis to the Board of Directors.

     The Company's State of Readiness

     Management is committed to ensuring that the Company's daily operations suffer little or no impact from the century date change. The Company has applied due diligence throughout the Y2K process, following the guidelines contained in the series of Federal Financial Institutions Examinations Council's Interagency Guidelines and the SEC's Release No. 33-7558. The guidelines identify the following phases: awareness, assessment, renovation or remediation, testing or validation and implementation.

     Based on an ongoing assessment, the Company has determined that it will be required to modify or replace portions of its software so that its computer systems will properly use dates beyond December 31, 1999. The Company presently believes that as a result of modifications to existing software and hardware and conversions to new software, the Year 2000 Problem can be mitigated. However, if such modifications and conversions are not made, or are not completed on a timely basis, the Year 2000 Problem could have a material adverse impact on the operations of the Company.

     Management has initiated an enterprise-wide program to prepare the Company's computer systems and applications for the Year 2000. The Company has developed a comprehensive inventory of all PC based applications, third-party relationships, environmental systems, proprietary programs and non-computer related systems (such as postage meters and fax machines). The Company recognizes that the Bank's operating, processing and accounting operations are computer reliant and could be affected by the Y2K issue and has developed a plan to make the systems Y2K ready and to conduct testing on them by March 1999. As of

September 30, 1998, approximately 80% of the Company's systems were Year 2000 ready, with all systems expected to be ready by March 1999.

     The Company has acquired its mission-critical system which supports the Company's core business processes from a highly regarded third-party vendor. This vendor began in 1997 and completed by October 1998 renovations to its systems to make them Y2K ready. The remediated software was placed into daily production in September 1998. Beginning in November 1998, the Bank, along with other clients of this vendor, began comprehensive testing of the system's Y2K readiness. Such testing is anticipated to be completed in January 1999. However, because most computer systems are, by their very nature, interdependent, it is possible that noncompliant third-party computers could impact the Company's computer systems. The Company could be adversely affected by the Y2K problem if it or unrelated parties fail to successfully address the problem. The Company has taken steps to communicate with the unrelated parties with whom it deals to coordinate Year 2000 compliance. Additionally, the Company is dependent on external suppliers, such as, wire transfer systems, telephone systems, electric companies, and other utility companies for continuation of service. The Company is also assessing the impact, if any, the century date change may have on its credit risk.

     The Company has initiated communications with all of its significant vendors, suppliers and large commercial customers to determine the extent to which the Company is vulnerable to those third-parties' failure to remedy their own Year 2000 Problems. The Y2K Project Manager has available each vendors' Y2K readiness efforts which includes their remediation plan, renovation approach, testing methodologies and target dates. In the event that any of the Company's significant vendors, suppliers and large commercial customers do not successfully achieve Year 2000 compliance in a timely manner, the Company's business or operations could be adversely affected. If significant suppliers fail to meet Year 2000 operating requirements, the Company intends to engage alternative suppliers. For insignificant vendors, the Company will not necessarily validate that they are Year 2000 compliant. However, for any insignificant vendor who responds that they will not be compliant by March 1999, the Company will seek a new vendor or system that is compliant. The Bank has surveyed its large commercial customers as to their Y2K preparedness. At the present time, in excess of 95% of these surveys have been returned. Respondents have acknowledged their awareness of Y2K issues and currently believe that these issues will not materially affect their financial condition, liquidity, or results of operations. The extent to which customers are Y2K compliant is considered in the Bank's decision to extend credit.

     Costs of Year 2000

     As of September 30, 1998, $31,000 has been expended as Year 2000 costs. Management expects to spend a total of $150,000 for the entire project. Of the total project's cost, approximately $75,000 is attributable to the purchase of new software which will be capitalized. The remaining $75,000 will be expensed as incurred over the next 15 months. The estimated Year 2000 project costs include the costs and time associated with the impact of third-parties'

Year 2000 issues, and are based on presently available information. The total cost of the project is being funded through operating cash flows. The Company continues to evaluate appropriate courses of corrective action, including replacement of certain systems whose associated costs would be recorded as assets and amortized. Accordingly, the Company does not expect the amounts required to be expensed over the next 15 months to have a material effect on the financial position or results of operations. The Company believes that the cost of addressing the Y2K issues will not be a material event or uncertainty that would cause reported financial information not to be necessarily indicative of future operating results or financial conditions. However, if compliance is not achieved in a timely manner by the Company or any of its significant related third-parties, be it a supplier of services or customer, the Y2K issue could possibly have a material effect on the Company's operations and financial position. The Company believes that the costs or the consequences of incomplete or untimely resolution of its Year 2000 issues do not represent a known material event or uncertainty that is reasonably likely to affect its future financial results, or cause its reported financial information not to be necessarily indicative of future operating results or future financial condition.

     The cost of the projects and the date on which the Company plans to complete both Year 2000 modifications and systems conversions are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third-party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

     Risks of Year 2000

     At present, management believes it's progress in remedying the Company's systems, programs and applications and installing Y2K compliant upgrades is on target. The Y2K computer problem creates risk for the Company from unforeseen problems in its own computer systems and from third-party vendors who provide the majority of mainframe and PC based computer applications. Failure of third-party systems relative to the Y2K issue could have a material impact on the Company's ability to conduct business.

     Contingency Plans

     The Company is in the process of obtaining back-up service providers, working up contingency plans and assessing the potential adverse risks to the Company. The Company's contingency plans involve the use of manual labor to compensate for the loss of certain automated computer systems and inconveniences caused by disruption in command systems.

     A contingency plan will be developed for mission-critical and required mainframe and PC based applications, third-party relationships, environmental systems, proprietary programs and non-computer related systems. This contingency plan will identify scheduled completion dates, test dates and trigger dates.

     A business resumption contingency plan is currently under development with a target completion date of June 1999. The resumption contingency plan will calculate a risk factor for each core business line and/or product. Based upon the calculated risk factor, such business resumption contingency plan will be designed and tested.

                                 CAPITALIZATION


     The following table sets forth the historical consolidated capitalization of the Company as of September 30, 1998. The following data should be read in conjunction with the financial information included in documents incorporated in this prospectus by reference. See "Incorporation of Certain Documents by Reference."


                                                    September 30, 1998
                                                    ------------------

                                                       (In thousands)
                                                          -------
Subordinated debt .....................................     1,500

Corporation-obligated mandatorily redeemable capital
   securities of subsidiary trust holding solely junior
   subordinated debentures of the Corporation (1) .....    10,000

Shareholders' equity:
  Common stock, $0.33 par; 30,000,000 shares
    authorized; 2,630,340 shares issued ...............       877
  Additional paid-in capital ..........................     7,120
  Retained earnings ...................................     3,565
  Accumulated other comprehensive income ..............      (427)

  Total shareholders' equity ..........................    11,135
                                                          -------

  Total capitalization ................................    22,635
                                                          =======

(1) Reflects the Capital Securities. The Trust is a subsidiary of the Corporation and holds the Junior Subordinated Debentures as its sole asset.

                              ACCOUNTING TREATMENT

     The financial statements of the Trust are consolidated into the Company's consolidated financial statements, with the Capital Securities treated as minority interest and shown in the Company's consolidated balance sheet as "Corporation-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Corporation." The financial statement footnotes in the Quarterly Report of the Company for the quarter ended September 30, 1998 reflect that the sole asset of the Trust is $10 million principal amount of the Junior Subordinated Debentures, bearing interest at 8.57% and maturing on August 15, 2028. All future reports filed by the Company under the Exchange Act will present information regarding the Trust and other similar trusts in the manner described above.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer


     In connection with the sale of the Original Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the SEC a registration statement with respect to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the Distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by January 8, 1999 or has not been declared effective by February 7, 1999, then the Distribution rate borne by the Original Capital Securities, commencing on the day after the registration statement was required to be filed or become effective as the case may be, will increase by 0.25% per annum until the date that the registration statement is filed or becomes effective. On and after such date, the Distribution rate borne by the Original Capital Securities will return to its original rate. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."


     The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof the Original Guarantee for the Exchange Guarantee and the Original Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Junior Subordinated Debentures. The Exchange Guarantee and Exchange Junior Subordinated Debentures have been registered under the Securities Act.

Terms of the Exchange Offer


     The Trust hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, to exchange up to $10,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $10,000,000 of Exchange Capital Securities in exchange for a like principal amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this prospectus, $10,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.


     Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

     If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date (as defined below).

     Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

     Neither the Company, the Board of Directors of the Company nor any Issuer Trustee of the Trust makes any recommendation to holders of Original Capital Securities as to whether to tender or refrain from tendering all or any portion of their Original Capital Securities pursuant to the Exchange Offer.

     In addition, no one has been authorized to make any such recommendation. Holders of Original Capital Securities must make their own decisions whether to tender pursuant to the Exchange Offer and, if so, the aggregate amount of Original Capital Securities to tender based on such holders' own financial positions and requirements.

Expiration Date; Extensions; Amendments


     The term "Expiration Date" means 5:00 p.m., New York City time, on
April 2, 1999 unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time:

     * to delay the acceptance of the Original Capital Securities for exchange,

     *    to terminate the Exchange Offer (whether or not any Original
          Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied,

     * to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," and

     * to waive any condition or otherwise amend the terms of the Exchange Offer in any respect.

If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Capital Securities

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent (as defined below), promptly after the Expiration Date, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn.

     In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) the book-entry confirmation described below under "-- Procedures for Tendering Original Capital Securities -- Book-Entry Transfer" or (ii) certificates representing such Original Capital Securities, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

     Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange

Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the Letter of Transmittal.

Procedures for Tendering Original Capital Securities


     Book-Entry Transfer. For purposes of the Exchange Offer, the Exchange Agent will establish an account with respect to the Original Capital Securities at DTC within two business days after the date of this prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of Original Capital Securities using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Original Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce the Letter of Transmittal against such holder (a "book-entry confirmation").


     A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offer.

     Certificates. If the tender is not made through ATOP, certificates representing Original Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth under

"-- Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective (or the guaranteed delivery procedures set forth below must be complied with).

     If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.



     Signature Guarantees. Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless

     * a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or

     * such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal.

     In either case, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):

     *    a bank;

     * a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

     *    a credit union;

     * a national securities exchange, registered securities association or clearing agency; or

     * a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution.

See Instruction 1 to the Letter of Transmittal.



     Delivery. The method of delivery of the book-entry confirmation or certificates representing tendered Original Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

     Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) a book-entry confirmation with respect to such Original Capital Securities or (ii) certificates representing Original Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to Original Capital Securities or certificates representing Original Capital Securities and other required documents are received by the Exchange Agent.

     Guaranteed Delivery. If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     (1)  such tenders are made by or through an Eligible Institution;

     (2) a properly completed and duly executed notice to the Exchange Agent guaranteeing delivery to the Exchange Agent of either certificates representing the Original Capital Securities or a book-entry confirmation in compliance with the requirements set forth herein (the "Notice of Guaranteed Delivery") substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date;

     (3) (a) a book-entry confirmation or (b) the certificates representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are, in any case, received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful.

        The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

Resales of Exchange Capital Securities

     The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the SEC would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the SEC, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the SEC set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and
(c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.



     Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that:

     *    it is not an "affiliate" of the Company or the Trust,

     * any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business,

     * it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and

     * if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities.

     In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer.



     Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


     Based on the position taken by the staff of the Division of Corporation Finance of the SEC in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution."

     However, a Participating Broker-Dealer who intends to use this prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.



     In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of

     * any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect or

     * any fact which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or

     * of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this prospectus until the Company or the Trust has amended or supplemented this prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such Participating Broker-Dealer, or the Company or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Capital

Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

Withdrawal Rights

     Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the Original Capital Securities, if different from that of the person who tendered such Original Capital Securities.

     If certificates representing Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular Original Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities -- Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on Exchange Capital Securities

     Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after February 15, 1999. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on August 15, 1999 will be entitled to receive Distributions accumulated from and after February 15, 1999.

Conditions to the Exchange Offer

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

     (a) there shall occur a change in the current interpretation by the staff of the SEC which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

     (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

     (c) a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby, or

     (d) the Company determines in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Trust or the Company.

     If the Company or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent


     First Union Trust Company, National Association has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:


BY REGISTERED OR CERTIFIED MAIL:

First Union Trust Company, National Association
One Rodney Square
920 King Street
1st Floor
Wilmington, Delaware 19801
Attention: Corporate Trust Department

Confirm By Telephone:
(302) 888-7532

Facsimile Transmissions:
(ELIGIBLE INSTITUTIONS ONLY)
(302) 888-7544

BY HAND OR OVERNIGHT DELIVERY:

First Union Trust Company, National Association
One Rodney Square
920 King Street
1st Floor
Wilmington, Delaware 19801
Attention: Corporate Trust Department

Confirm By Telephone:
(302) 888-7532

     Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses


     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.


     Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Company nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                       DESCRIPTION OF EXCHANGE SECURITIES

Description of Exchange Capital Securities

        Pursuant to the terms of the Trust Agreement, the Issuer Trustees on behalf of the Trust will issue the Exchange Capital Securities. The Exchange Capital Securities will represent beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities, in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust, as well as other benefits as described in the Trust Agreement. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. The form of Trust Agreement is available upon request from the Issuer Trustees and has been filed as an exhibit to the Registration Statement, of which this prospectus is a part.


     General

     The Exchange Capital Securities will be limited to $10 million aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities, except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Exchange Guarantee executed by the Company for the benefit of the holders of the Exchange Capital Securities (the " Exchange Guarantee") will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "--Description of Exchange Guarantee."

     Distributions

     The Exchange Capital Securities represent beneficial ownership interests in the Trust, and Distributions on the Capital Securities will be cumulative and will be payable semi-annually in arrears on February 15 and August 15 of each year at the annual rate of 8.57% of the Liquidation Amount to the holders of the Capital Securities on the relevant record dates. The record dates will be the 15th day preceding the relevant Distribution Date (as defined below). Distributions will accumulate from August 11, 1998. The first Distribution Date for the Exchange Capital Securities will be August 15, 1999. The amount of Distributions payable for any period will be computed on the basis of a 360 day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York, New York or Wilmington, Delaware, are authorized or required by law or executive order to remain closed.

     So long as no Debenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the

Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.57% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

     Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of: (i) the date the Distributions on the Exchange Capital Securities would have been payable, except for the election to begin such Extension Period; or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such Exchange Capital Securities of the record date for the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--US Holders--Interest Income and Original Issue Discount."


     During any such Extension Period, the Company may not:

     * declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of the Company's capital stock;

     * make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or

     * make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than

          * dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company,

          * any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,

          *    payments under the Guarantee,

          * as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock,

          * the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and

          * purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans).

The Company has no current intention to exercise its option to defer payments of interest on the Exchange Junior Subordinated Debentures. The revenue of the Trust available for distribution to holders of the Exchange Capital Securities will be limited to payments under the Exchange Junior Subordinated Debentures. See "Description of Exchange Junior Subordinated Debentures--General." If the Company does not make interest payments on the Exchange Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Exchange Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under "Description of Exchange Guarantee."



     The Company has established the Reserve Account in which the Company has deposited $857,000. The Company is generally required to maintain the balance of the Reserve Account at such Reserve Account Required Amount. See "Description of Exchange Junior Subordinated Debentures--Reserve Account."

     Redemption


     Upon the repayment on the Stated Maturity Date, or prepayment, in whole or in part, prior to the Stated Maturity Date of the Junior Subordinated Debentures (other than following the distribution of the Junior Subordinated Debentures to holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to:


     * in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued and unpaid interest on, the Junior Subordinated Debentures);

     * in the case of the optional prepayment of the Junior Subordinated Debentures prior to August 15, 2008 upon the occurrence and continuation of a Special Event, the Special Event Prepayment Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures); and

     * in the case of the optional prepayment of the Junior Subordinated Debentures on or after August 15, 2008, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures).

See "Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     "Like Amount" means

     * with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and


     * with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     The Company will have the option to prepay the Junior Subordinated Debentures,

     * in whole or in part, on or after August 15, 2008, at the applicable Optional Prepayment Price and

     * in whole but not in part, at any time prior to August 15, 2008, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to receipt of any required regulatory approval.

See "Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     Liquidation of the Trust and Distribution of Junior Subordinated Debentures

     The Company, as holder of the Common Securities, has the right at any time to dissolve the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, and to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to:

     * the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities; and

     *    any required regulatory approval.

     The Trust shall dissolve and automatically terminate upon the first to occur of:

     * certain events of bankruptcy, dissolution or liquidation of the Company;

     * the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Company, as holder of the Common Securities, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as holder of the Common Securities);

     * redemption of all of the Trust Securities as described under "--Redemption";

     *    expiration of the term of the Trust; or

     * the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.


     If a termination occurs as described in the preceding paragraph, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount, plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in fall the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have priority over the Common Securities. See "--Subordination of Common Securities."

     If the Company elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.


     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities:

     *    the Trust Securities will no longer be deemed to be outstanding;

     * DTC or its nominee will receive, in respect of each registered global certificate, if any, representing Trust Securities and held by it, a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution; and

     * any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.


     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

     Redemption Procedures

     If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Exchange Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Exchange Capital Securities held by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent (as defined below) to deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the Paying Agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give such Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Exchange Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities called for redemption will cease, except the right of the holders of the Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Exchange Capital Securities will cease to be outstanding. In the event that any Redemption Date of Exchange Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Exchange Guarantee as described under "Description of Guarantee": (i) Distributions on Exchange Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid; and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

     In the event that fewer than all of the outstanding Exchange Capital Securities are to be redeemed, the Exchange Capital Securities will be redeemed in accordance with the customary procedures of DTC.

     Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Redemption Price or in the repayment of the Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

     Subordination of Common Securities

     Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default (as defined below), the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

     Events of Default; Notice

     The occurrence of a Debenture Event of Default constitutes an "Event of Default" under the Trust Agreement. See "Description of Exchange Junior Subordinated Debentures--Debenture Events of Default."

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

     Removal of Issuer Trustees; Appointment of Successors

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. Any Delaware Trustee must, however, meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

     Merger or Consolidation of Issuer Trustees

     Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible.

     Mergers, Consolidations, Amalgamations or Replacements of the Trust


     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that:

     *    such successor entity either

          * expressly assumes all of the obligations of the Trust with respect to the Capital Securities or

          * substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     * the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures;

     * the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or quoted, if any;

     * if the Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) or, if the Junior Subordinated Debentures are so rated, the Junior Subordinated Debentures to be downgraded by any such nationally recognized statistical rating organization;

     * such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of


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



          the Capital Securities (including any Successor Securities) in any material respect;

     *    such successor entity has a purpose identical to that of the Trust;

     * prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that

          * such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interest in the new entity), and

          * following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     * the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.

Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.


     Voting Rights; Amendment of the Trust Agreement

     Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.


     The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities:

     * to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement; or

     * to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act;

provided however, that in the case of the first clause, such action shall not adversely affect in any material respect the interests of the holder of the Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities.

The Trust Agreement may be amended by the Issuer Trustees and the Company:

     * with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust


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


          Securities; and

     * upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to:

     * change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date; or

     * restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not:

     * direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures;

     *    waive certain past defaults under the Indenture;

     * exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures; or

     * consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities.

The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.



     Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.


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



     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     Expenses and Taxes

     In the Indenture, the Company, as issuer of the Junior Subordinated Debentures, has agreed to pay all debts and other obligations (other than with respect to payments of Distributions, amounts payable upon redemption and the Liquidation Amount of the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the Capital Securities, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject.

     Form, Denomination, Book-Entry Procedures and Transfer

     The Exchange Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form, except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities." In addition, transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

     Depositary Procedures

     DTC has advised the Trust and the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the

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



"Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.


     DTC has also advised the Trust and the Company that, pursuant to procedures established by it,

     * upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the Liquidation Amount of the Global Capital Securities and

     * ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).


     Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations which are Participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

     Except as described below, owners of beneficial interests in the global capital securities will not be entitled to have Capital Securities registered in their names, will not receive or be entitled to receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will

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




treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for

     * any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities, or

     * any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security, as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date.

     Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. Neither the Trust or the Company nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.


     Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

     DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Exchange Capital Securities (including, without limitation, the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.


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



     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust or the Corporation nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of its obligations under the rules and procedures governing its operations.

     Exchange of Book-Entry Capital Securities for Certificated Capital
Securities


     A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if

     *    DTC

     (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days, or

     (y) has ceased to be a clearing agency registered under the Exchange Act;

     * the Corporation in its sole discretion elects to cause the issuance of Exchange Capital Securities in certificated form; or

     * there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both, would be an Event of Default under the Trust Agreement.

In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Exchange Capital Securities upon request, but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).


     Exchange of Certificated Capital Securities for Book-Entry Capital
Securities

     Capital Securities issued in certificated form may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

     Payment and Paying Agency

     Payments in respect of the Exchange Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees

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



shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

     Restrictions on Transfer

     The Exchange Capital Securities will be issued, and may be transferred only, in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any such transfer of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

     Registrar and Transfer Agent

     The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities.

     Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

     Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.


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



     Miscellaneous


     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

     * the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

     * the Trust will be classified as a grantor trust for United States federal income tax purposes; and

     * the Junior Subordinated Debentures will be treated as indebtedness of the company for United States federal income tax purposes.

In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.


     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Description of Exchange Junior Subordinated Debentures

     The Junior Subordinated Debentures were issued as a separate series under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Company and First Union Trust Company, National Association, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

     General

     Concurrently with the issuance of the Trust Securities, the Trust invested the proceeds thereof in the Original Junior Subordinated Debentures issued by the Company. The Exchange Junior Subordinated Debentures, similarly to the Original Junior Subordinated Debentures, will bear interest from August 11, 1998 at the annual rate of 8.57% of the principal amount thereof payable semi-annually in arrears on February 15 and August 15 of each year (each, an "Interest Payment Date"), commencing August 15, 1999, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day preceding the relevant payment date. It is anticipated that, until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day

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



months. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.57% thereof, compounded semi-annually. The term "interest" as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.

     The Exchange Junior Subordinated Debentures will be issued pursuant to the Indenture and will be issued in denominations of $1,000 and integral multiples thereof. Unless previously redeemed or repurchased, the Junior Subordinated Debentures will mature on August 15, 2028 (the "Stated Maturity Date").

     The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures and all Other Debentures issued under the Indenture and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination."

     The Company is a non-operating holding company. Substantially all of the operating assets of the Company are owned by the Bank. The Company relies entirely on dividends from the Bank to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Company is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Company's income are dividends, interest, and fees from its banking and non-banking affiliates. The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Company and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. In addition, payment of dividends to the Company by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Under applicable banking statutes, at September 30, 1998, the Bank could have declared additional dividends of approximately $3.6 million. However, federal and state regulatory agencies also have the authority to limit further the Bank's payment of dividends based on other factors, such as the maintenance of adequate capital for the Bank, which could reduce the amount of dividends otherwise payable.

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



     Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary (including depositors, in the case of the Bank), except to the extent that the Company may itself be recognized as a creditor of that subsidiary. At September 30, 1998, the subsidiaries of the Company had total liabilities (excluding liabilities owed to the Company) of approximately $211.4 million. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Exchange Junior Subordinated Debentures should look only to the assets of the Company for payments on the Exchange Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company or any subsidiary, including Senior Indebtedness. See "--Subordination."

     Reserve Account

     The Company has established the Reserve Account in which the Company deposited from the net proceeds of the sale of the Junior Subordinated Debentures an amount equal to $857,000. The amount so deposited in the Reserve Account is invested in highly marketable securities. In the event that the Corporation does not have sufficient funds available to make an interest payment on the Junior Subordinated Debentures and does not elect to defer such interest payments, the funds in the Reserve Account shall be used, to the extent necessary, to cover the interest payment due on the Junior Subordinated Debentures. The Company is required to maintain the Reserve Account at the Reserve Account Required Amount at all times except during times that the ratio of total unsecured debt of the Company (on a consolidated basis) to shareholders' equity (each as determined under generally accepted accounting principles) is equal to or less than 70% and the Bank has the capacity to pay dividends in an amount equal to or greater than two times the amount of interest payable on the Junior Subordinated Debentures for a one-year period. Although the Company is generally required to replenish the Reserve Account when the balance in the Reserve Account falls below the Reserve Account Required Amount, the Company will have, under certain circumstances, up to 24 months after the later of (i) the occurrence of such shortfall, or (ii) the termination of an Extension Period to eliminate any shortfall. Holders of the Junior Subordinated Debentures will have no interest in the Reserve Account unless and until funds therein are used to make an interest payment. Any interest in the funds withdrawn from the Reserve Account that holders of the Junior Subordinated Debentures may obtain will be subordinated and junior to the interests of holders of Senior Indebtedness.

     Form, Registration and Transfer

     If the Exchange Junior Subordinated Debentures are distributed to holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as nominee of DTC. The depositary arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Exchange Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

     Payment and Paying Agents


     Payment of principal of (and premium, if any) and any interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (except in the case of Exchange Junior Subordinated Debentures in global form),

     * by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or

     * by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date.

Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each Place of Payment for the Exchange Junior Subordinated Debentures.


     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

     Option to Extend Interest Payment Date

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture at any time and from time to time during the term of the Exchange Junior Subordinated Debentures to defer the payment of interest for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.57%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (and holders of the Exchange Capital Securities while Exchange Capital Securities are outstanding) will be required to accrue such deferred interest income for United States federal

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



income tax purposes prior to receipt of the cash attributable to such income. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."


     During any such Extension Period, the Company may not:

     * declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of the Company's capital stock;

     * make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures; or

     * make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than

          * dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company,

          * any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,

          *    payments under the Guarantee,

          * as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock,

          * the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and

          * purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans).

     Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of:

     * the date the Distributions on the Trust Securities would have been payable, except for the election to begin such Extension Period; or

     * the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Exchange Capital Securities of the record date for the date such Distributions are payable, but in any event not less than five Business Days prior to such record date.

The Debenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

     Optional Prepayment

     The Exchange Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Company on or after August 15, 2008 (the "Initial Optional Prepayment Date"), subject to the Company having received any required regulatory approval at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Exchange Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning August 15 of the years indicated below:

        Year                 Percentage
        ----                 ----------

        2008   .............. 104.285%
        2009   .............. 103.857
        2010   .............. 103.428
        2011   .............. 103.000
        2012   .............. 102.571
        2013   .............. 102.143
        2014   .............. 101.714
        2015   .............. 101.286
        2016   .............. 100.857
        2017   .............. 100.429
        2018   .............. 100.000%

     Special Event Prepayment


     Prior to the Initial Optional Prepayment Date, if a Special Event has occurred and is continuing, the Company may, at its option and subject to receipt of any required regulatory approval, prepay the Exchange Junior Subordinated Debentures, in whole, but not in part, at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price" equal to the Make-Whole Amount. The "Make-Whole Amount" shall mean an amount equal to the greater of

     * 100% of the principal amount of the Exchange Junior Subordinated Debentures or

     * the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures from the prepayment date to the Maturity Date, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of these clauses, accrued and unpaid interest thereon, to the date of prepayment.

     If, following the occurrence of a Special Event, the Company exercises its option to prepay the Exchange Junior Subordinated Debentures, then the proceeds of that prepayment must be applied to redeem a Like Amount of Trust Securities at the Special event Prepayment Price. See "Description of Exchange Capital Securities--Redemption."

     A "Special Event" means either a Tax Event or a Regulatory Capital Event, as the case may be.


     A "Tax Event" means the receipt by Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after August 11, 1998, there is more than an insubstantial risk that

     * the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Exchange Junior Subordinated Debentures;

     * interest payable by the Company on the Exchange Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or

     * the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means the receipt by the Company of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of

     * any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of an applicable regulatory agency or

     * any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, the Capital Securities do not constitute, or within 90 days of such opinion will not constitute, Tier 1 Capital (or its then equivalent if the Company were subject to such capital requirement), applied as if the Company (or its successors) were a bank holding company, except as otherwise restricted under the 25% Capital Limitation, for purposes of the capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), or any capital adequacy guidelines as then in effect and applicable to the Company; provided, however, that the distribution of the Exchange Junior Subordinated Debentures in connection with the liquidation of the Trust by the Company shall not in and of itself constitute a Regulatory Capital Event, unless such liquidation shall have occurred in connection with a Tax Event.

     "Adjusted Treasury Rate" means, with respect to a prepayment date pursuant, the rate per annum equal to

     * the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life, as defined below (if no maturity is within three months before or three months after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or

     * if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity to the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case

     * 285 basis points if such prepayment occurs on or prior to August 11, 1999 and

     *    245 basis points in all other cases.


     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Exchange Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities, as selected by the Quotation Agent, shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.


     "Comparable Treasury Price" means, with respect to any prepayment date,

     * the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

     * if such release (or any successor release) is not published or does not contain such prices on such Business Day,

          * the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

          * if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.


     "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

     "Reference Treasury Dealer" means a nationally recognized U.S. Government securities dealer in New York City selected by the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time on the third Business Day preceding such prepayment date.

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



     "Remaining Life" means the term of the Exchange Junior Subordinated Debentures from any prepayment date to the Stated Maturity Date.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on the prepayment date interest shall cease to accrue on such Exchange Junior Subordinated Debentures called for prepayment.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Exchange Junior Subordinated Debentures such amounts as may be necessary on order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

     Restrictions on Certain Payments


     The Company will also covenant that it will not:

     * declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of the Company's capital stock;

     * make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures; or

     * make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including under Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than

          * dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company,

          * any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,

          *    payments under the Guarantee,

          * as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock,

          * the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and

          * purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans), if at such time

               * there shall have occurred any event of which the Company has actual knowledge that

                    * is, or with the giving of notice or lapse of time, or both, would be a Debenture Event of Default, and

                    * in respect of which the Company shall not have taken reasonable steps to cure,

               * if such Exchange Junior Subordinated Debentures are held by the Trust, the Company shall be in default with respect to its payment of any obligations under the Exchange Guarantee, or

               * the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and be continuing.

     For so long as the Trust Securities remain outstanding, the Company will covenant

     * to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities,

     * not to cause, as Sponsor of the Trust, or to permit, as holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except in connection with a distribution of the Exchange Junior Subordinated Debentures as provided in the Trust Agreement and in connection with certain mergers, consolidations or amalgamations and

     *    to use its reasonable efforts to cause the Trust

          * to remain a business trust, except in connection with the distribution of Exchange Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and

          * to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

     Modification of Indenture

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of Exchange Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Exchange Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Exchange Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Exchange Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Exchange Junior Subordinated Debenture so affected,

     * change the Stated Maturity Date, or reduce the principal amount of the Exchange Junior Subordinated Debentures, or reduce the rate or extend the time of payment of interest thereon except pursuant to the Company's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or

     * reduce the percentage of principal amount of Exchange Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.


     Debenture Events of Default

     The Indenture provides that any one or more of the following described events with respect to the Exchange Junior Subordinated Debentures constitutes a "Debenture Event of

Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     * failure for 30 days to pay any interest on the Exchange Junior Subordinated Debentures or any Other Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

     * failure to pay any principal or premium, if any, on the Exchange Junior Subordinated Debentures or any Other Debentures when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

     * failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures; or

     * certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Exchange Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Exchange Junior Subordinated Debentures, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Exchange Junior Subordinated Debenture.

     Enforcement of Certain Rights by Holders of Exchange Capital Securities

     If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay interest (or premium, if any) on or principal of the Exchange Junior Subordinated Debentures on the due date, a holder of Exchange Capital Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Exchange Capital Securities. Notwithstanding any payments made to a holder of Exchange Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (or premium, if any) or interest on the Exchange Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the Exchange Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated Debentures, unless there shall have been an Event of Default under the Trust Agreement. See "--Description of Exchange Capital Securities--Events of Default; Notice."

     Consolidation, Merger, Sale of Assets and Other Transactions


     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless:

     * in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Exchange Junior Subordinated Debentures;

     * immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and

     *    certain other conditions as prescribed in the Indenture are met.



     The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Exchange Junior Subordinated Debentures.

     Satisfaction and Discharge


     The Indenture provides that when, among other things, all Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation

     *    have become due and payable or

     * will become due and payable at maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.


     Subordination

     In the Indenture, the Company has covenanted and agreed that any Exchange Junior Subordinated Debentures issued thereunder shall be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, all Senior Indebtedness must be paid in full before the holders of Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment or distribution in respect thereof.

     In the event of the acceleration of the maturity of the Exchange Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all such Senior Indebtedness before the holders of the Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Exchange Junior Subordinated Debentures.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Exchange Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Senior Indebtedness" shall mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures or

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



Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

     "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments.


     "Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures" shall mean

     * Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Exchange Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding up or liquidation or reorganization of the Company,

     * all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Company pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee.


     "Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures" shall mean any Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Exchange Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding up or liquidation or reorganization of the Company. The securing of any Indebtedness for Money Borrowed, otherwise constituting Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures or Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures, as the case may be, shall not be deemed to prevent such Indebtedness for Money Borrowed from constituting Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures or Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures, as the case may be.

     The Company is a non-operating holding company and almost all of the operating assets of the Company are owned by the Bank. The Company relies entirely on dividends from the Bank to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Company is a legal entity separate and distinct from its banking and non-banking affiliates. Accordingly, the Exchange Junior Subordinated Dentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. Holders of Exchange Junior Subordinated Debentures should look only to the assets of the Company for payments of interest and principal and premium, if any.


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



     The Indenture places no limitation on the amount of Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

     Restrictions on Transfer

     The Exchange Junior Subordinated Debentures will be issued, and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 (100 Exchange Junior Subordinated Debentures). Any such transfer of Exchange Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

     Governing Law

     The Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

     Information Concerning the Debenture Trustee

     Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Description of Exchange Guarantee

     The Exchange Guarantee will be executed and delivered by the Company concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of such Exchange Capital Securities. First Union Trust Company, National Association will act as Guarantee Trustee under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the

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



definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

     General


     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange Guarantee:

     * any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time,

     * the applicable Redemption Price with respect to Exchange Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and

     * upon a voluntary or involuntary termination and liquidation of the Trust the lesser of

          *    the Liquidation Distribution and

          * the amount of assets of the Trust remaining available for distribution to holders of the Exchange Capital Securities.

The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.


     The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Exchange Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Exchange Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "Description of the Exchange Junior Subordinated Debentures--General." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture or any other indenture that the Company may enter into in the future or otherwise.

     The Company has, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee."

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



     Status of the Exchange Guarantee

     The Exchange Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Exchange Junior Subordinated Debentures except in the case of a bankruptcy or insolvency proceeding in respect of the Company, in which case the Exchange Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Company.

     The Exchange Guarantee will rank pari passu with all Other Guarantees issued by the Company. The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company.

     Amendments and Assignment

     Except with respect to any changes that do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

     Events of Default

     An event of default under the Exchange Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee.


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



     Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

     Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     Termination of the Exchange Guarantee

     The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

     Governing Law

     The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF ORIGINAL SECURITIES


     The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that

     * the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances),

     * the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and

     * the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon.

The Original Securities provide


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




that, in the event that a registration statement relating to the Exchange
Offer has not been filed by January 8, 1999 and been declared effective by February 7, 1999, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Original Capital Securities is not declared effective by February 7, 1999, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such date that a registration statement relating to the Exchange Offer or any required Shelf Registration Statement is effective. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."


               RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES,
                   THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES
                           AND THE EXCHANGE GUARANTEE

     Full and Unconditional Guarantee

     Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Exchange Guarantee." Taken together, the Company's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Company does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Guarantee does not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Company under the Exchange Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments


     As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because:

     *    the aggregate


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




          principal amount or Prepayment Price of the Exchange Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Trust Securities;

     * the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities;

     * the Company, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and

     * the Trust Agreement further provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.


Enforcement Rights of Holders of Exchange Capital Securities

     A holder of any Exchange Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

Limited Purpose of the Trust

     The Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of an Exchange Capital Security and a holder of an Exchange Junior Subordinated Debenture is that a holder of an Exchange Junior Subordinated Debenture will be entitled to receive from the Company the principal amount of (and premium, if any) and interest on Exchange Junior Subordinated Debentures held, while a holder of Exchange Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Company under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

Rights Upon Termination

     Unless the Exchange Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of

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



Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Exchange Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Exchange Capital Securities and a holder of Exchange Junior Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     In the opinion of Ellsworth, Carlton & Waldman, P.C., Wyomissing, Pennsylvania, in its capacity as special tax counsel to the Company ("Tax Counsel"), the following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Exchange Capital Securities by a holder who purchases such Exchange Capital Securities upon original issuance.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.


     Except as otherwise stated, this summary deals only with the Exchange Capital Securities held as a capital asset by a holder who or which purchased the Exchange Capital Securities upon original issuance (an "Initial Holder") at their original offering price and is a US Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders ("Non-US Holders") or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the Exchange Capital Securities as a position in a "straddle," as part of a "synthetic security," "hedging," "conversion" or other integrated investment, persons having a functional currency other than the U.S. Dollar and


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certain United States expatriates). Further, this summary does not address

     * the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Exchange Capital Securities,

     * the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Exchange Capital Securities, or

     * any state, local or foreign tax consequences of the purchase, ownership and disposition of Exchange Capital Securities.

     A "US Holder" is a holder of the Exchange Capital Securities who or which is

     * a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes,

     * a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof,

     * an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or

     *    a trust if

          * a court within the United States is able to exercise primary supervision over the administration of the trust and

          * one or more United States trustees have the authority to control all substantial decisions of the trust.


     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

US Holders

     Exchange of Capital Securities. The exchange of Original Securities for Exchange Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Original Securities for Exchange Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the Exchange Securities should not be considered to differ materially in kind or extent from the Original Securities and because the exchange will occur by operation of the terms of the Original Securities. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in the Original Capital Securities immediately before the exchange. Moreover, a holder which had acquired Original Capital Securities with either market discount or bond premium will be treated as holding Exchange Capital Securities with the same amount of market discount or bond premium and will be required to include such market discount in or deduct such bond premium from their income in the same manner as on the Original Capital Securities. Holders are urged to consult their tax advisors regarding the applicability of the market discount and bond premium rules.

     Characterization of the Trust. In connection with the issuance of the Exchange Capital Securities, Tax Counsel will render its opinion generally to effect that, under then current law

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




and based on the representations, facts and assumptions set forth in this prospectus, and assuming full compliance with the terms of the Trust Agreement (and other relevant documents), and based on certain assumptions and qualifications referenced in the opinion, the Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the Exchange Capital Securities generally will be considered the owner of an undivided interest in the Exchange Junior Subordinated Debentures owned by the Trust, and each US Holder will be required to include all income or gain recognized for United States federal income tax purposes with respect to its allocable share of the Exchange Junior Subordinated Debentures on its own income tax return.

     Characterization of the Exchange Junior Subordinated Debentures. The Company and the Trust will agree to treat the Exchange Junior Subordinated Debentures as indebtedness for all United States federal income tax purposes. In connection with the issuance of the Exchange Junior Subordinated Debentures, Tax Counsel will render its opinion generally to the effect that, under then current law and based on the representations, facts and assumptions set forth in this prospectus, and assuming full compliance with the terms of the Indenture (and other relevant documents), and based on certain assumptions and qualifications referenced in the opinion, the Exchange Junior Subordinated Debentures will be characterized for United States federal income tax purposes as debt of the Company.


     Interest Income and Original Issue Discount. Under the terms of the Exchange Junior Subordinated Debentures, the Company has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 10 consecutive semi-annual periods, but not beyond the maturity of the Exchange Junior Subordinated Debentures. Recently issued Treasury regulations under Section 1273 of the Code provide that debt instruments like the Exchange Junior Subordinated Debentures will not be considered issued with original issue discount ("OID") by reason of the Company's ability to defer payments of interest if the likelihood of such deferral is "remote."


     The Company has concluded, and this discussion assumes, that, as of the date of this prospectus, the likelihood of deferring payments of interest under the terms of the Exchange Junior Subordinated Debentures is "remote" within the meaning of the applicable Treasury regulations, in part because exercising that option would prevent the Company from declaring dividends on its stock and would prevent the Company from making any payments with respect to debt securities that rank pari passu with or junior to the Exchange Junior Subordinated Debentures. Therefore, the Exchange Junior Subordinated Debentures should not be treated as issued with OID by reason of the Company's deferral option. Rather, stated interest on the Exchange Junior Subordinated Debentures will generally be taxable to a US Holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these Treasury regulations have not yet been interpreted in any rulings or any other published authorities of the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described herein.

     In the event the Company exercises its option to defer payments of interest, the Exchange Junior Subordinated Debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID) on the Exchange Junior Subordinated Debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Exchange Junior Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Exchange Junior Subordinated Debentures. (Subsequent distributions of interest on the Exchange Junior Subordinated Debentures generally would not be taxable.) The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the Exchange Junior Subordinated Debentures in that period at the stated interest rate. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Capital Security prior to the record date for payment of distributions on the Exchange Junior Subordinated Debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to the OID.

     If the possibility of the Company's exercise of its option to defer payments of interest is not treated as remote, the Exchange Junior Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID) over the term of the Exchange Junior Subordinated Debentures. That OID would generally be includible in a US Holder's taxable income, over the term of the Exchange Junior Subordinated Debentures, on an economic accrual basis.

     Characterization of Income. Because the income underlying the Exchange Capital Securities will not be characterized as dividends for income tax purposes, corporate holders of the Exchange Capital Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Exchange Capital Securities.

     Market Discount and Bond Premium. Holders of the Exchange Capital Securities other than Initial Holders may be considered to have acquired their undivided interests in the Exchange Junior Subordinated Debentures with market discount or acquisition premium (as each phrase is defined for United States federal income tax purposes).

     Receipt of Exchange Junior Subordinated Debentures or Cash Upon Liquidation of the Trust. Under certain circumstances described herein (See "Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures"), the Trust may distribute the Exchange Junior Subordinated Debentures to holders in exchange for the Exchange Capital Securities and in liquidation of the Trust. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis in its Exchange Junior Subordinated Debentures for United States federal income tax purposes equal to

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



such holder's aggregate adjusted basis in its Exchange Capital Securities. For United States federal income tax purposes, a US Holder's holding period in the Exchange Junior Subordinated Debentures received in such a liquidation of the Trust would include the period during which the Exchange Capital Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Exchange Capital Securities for United States federal income tax purposes.

     Under certain circumstances described herein (see "Description of Exchange Capital Securities"), the Exchange Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Exchange Capital Securities. Such a redemption would be taxable for United States federal income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Exchange Capital Securities for cash. See "--Sales of Exchange Capital Securities" below.

     Sales of Exchange Capital Securities. A US Holder that sells Exchange Capital Securities will recognize gain or loss equal to the difference between its adjusted basis in the Exchange Capital Securities and the amount realized on the sale of such Exchange Capital Securities. A US Holder's adjusted basis in the Exchange Capital Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Exchange Capital Securities (other than any interest received with respect to the period prior to the effective date of the Company's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Exchange Capital Securities have been held for more than one year prior to the date of disposition. Tax rates on long-term capital gains received by individual US Holders vary depending on each US Holder's income and holding period for the Exchange Capital Securities. US Holders that are individuals should contact their own tax advisors for more information or for the capital gains rate applicable to a specific Capital Security.

     A holder who disposes of his Exchange Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Exchange Junior Subordinated Debentures through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Exchange Capital Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Exchange Capital Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

     Pending Tax Litigation Affecting the Exchange Capital Securities. Recently, a taxpayer filed a petition in the United States Tax Court contesting the IRS' proposed disallowance of the interest deductions the taxpayer claimed in respect of securities issued in 1993 and 1994 that are in some respects, similar to the Exchange Capital Securities of the Trust (Enron Corp. v. Commissioner, Docket No. 6149, filed April 1, 1998). It is possible that an adverse decision by the Tax Court concerning the deductibility of such interest could give rise to a Tax Event. Such a Tax Event would give the Company the right to redeem the Exchange Junior Subordinated Debentures. See "Description of Exchange Junior Subordinated Debentures--Special Event Prepayment" and "Description of the Exchange Capital Securities--Redemption".

Non-US Holders

     The following discussion applies to a Non-US Holder.


     Payments to a holder of a Capital Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that

     * the beneficial owner of the Capital Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

     * the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and

     *    either

          * the beneficial owner of the Exchange Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or

          * a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Trust or its agent with a copy thereof.


     A Non-US Holder of a Capital Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Capital Security.

     A Non-US Holder which holds the Exchange Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Exchange Junior Subordinated Debentures.

Information Reporting

     In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the Exchange Capital Securities held by a non-corporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the Exchange Capital Securities to or through the United States office of a broker or through certain US-related financial intermediaries are subject to information reporting unless the holder thereof certifies as to its Non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See "--Backup Withholding." Taxable income on the Exchange Capital Securities for a calendar year should be reported to US Holders on the appropriate form by the following January 31st.

Backup Withholding

     Payments made on, and proceeds from the sale of, the Exchange Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

     THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE CAPITAL SECURITIES. POTENTIAL HOLDERS OF THE EXCHANGE CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                              ERISA CONSIDERATIONS

     Each of the Company (the obligor with respect to the Exchange Junior Subordinated Debentures held by the Trust) and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA and certain employee benefit-related provisions of the Code. The purchase and/or holding of Capital Securities by a Plan (including individual retirement arrangements and other plans described in Section 4975(c)(1) of the Code) that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code and with respect to which the Company, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving banks' collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for certain transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). Accordingly, each purchaser of Capital Securities, by its acceptance thereof, shall be deemed to have represented to the Company, Trust and the Initial Purchaser either (a) that it is not a Plan, a trustee or other person acting on behalf of a Plan or any other person or entity using the assets of any Plan to finance such purchase, or (b) that such purchase will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or administrative exemption.

     In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, any persons exercising discretion with respect to Junior Subordinated Debentures may become fiduciaries, parties in interest or disqualified persons with respect to investing Plans. Accordingly, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee. In this regard, it should be noted that, in an Event of Default, the Company may not remove the Property Trustee without the approval of a majority of the holders of the Capital Securities. Also, a Plan fiduciary should consider whether the purchase of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is consistent with the terms of the Plan's governing instrument or any investment management agreement with the Plan. Further, prior to an Event of Default with respect to the Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to trust assets.

     THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE COMPANY, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE CAPITAL SECURITIES THAT SUCH SECURITIES MEET AL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL.

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Capital Securities where such Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Company have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until May 9, 1999, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.


     The Trust and the Company will not receive any proceeds from any sale of Exchange Capital Securities by broker-dealers. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


     For a period of 180 days after the Expiration Date, the Trust and the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and the Company have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                         VALIDITY OF EXCHANGE SECURITIES

     The validity of the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for the Company by Ellsworth, Carlton & Waldman, P.C., Wyomissing, Pennsylvania. Certain matters relating to United States federal income tax consequences will be passed upon for the Company by Ellsworth, Carlton & Waldman, P.C., Wyomissing, Pennsylvania.

     Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, special Delaware counsel to the Trust.

                                     EXPERTS


     The consolidated financial statements of the Company and its subsidiaries as of December 31, 1997 and 1996 and for each of the years then ended, incuded in the Company's 1997 Annual Report on Form 10-KSB, have been incorporated by reference in this prospectus and in the Registration Statement of which this prospectus forms a part, in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. ss.ss.1741-1750), provides that a business corporation such as Premier Bancorp, Inc. has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding. The bylaws of Premier Bancorp, Inc. contain a number of provisions that require the Registrant to indemnify these persons in accordance with Pennsylvania law.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits.

4.1 Indenture of Premier Bancorp, Inc. relating to the Junior Subordinated Debentures*

4.2  Form of Certificate of Exchange Junior Subordinated Debentures

4.3  Certificate of Trust of PBI Capital Trust*

4.4  Declaration of Trust of PBI Capital Trust*

4.5  Amended and Restated Declaration of Trust for PBI Capital Trust.*

4.6  Form of Exchange Capital Security Certificate for PBI Capital Trust

4.7 Form of Exchange Guarantee Agreement of Premier Bancorp, Inc. relating to the Exchange Capital Securities

4.8  Registration Rights Agreement*

5.1 Opinion and consent of Ellsworth, Carlton & Waldman, P.C. to Premier Bancorp, Inc. as to legality of the Exchange Junior Subordinated Debentures and the Exchange Guarantee to be issued by Premier Bancorp, Inc.

5.2 Opinion of Richards, Layton & Finger, special Delaware counsel, as to legality of the Exchange Capital Securities to be issued by PBI Capital Trust

8.1 Opinion of Ellsworth, Carlton & Waldman, P.C., special tax counsel, as to certain federal income tax matters

10.1 Change of Control Agreement between Premier Bank and John C. Soffronoff. (Incorporated by reference to Exhibit 10.1 to Registration Statement No. 333- 64855 of Premier Bancorp, Inc. on Form SB-2 filed on September 30,
     1998).

10.2 Change of Control Agreement between Premier Bank and John J. Ginley. (Incorporated by reference to Exhibit 10.2 to Registration Statement No. 333- 64855 of Premier Bancorp, Inc. on Form SB-2 filed on September 30,
     1998).

10.3 Change of Control Agreement between Premier Bank and Bruce E. Sickel. (Incorporated by reference to Exhibit 10.3 to Registration Statement No. 333- 64855 of Premier Bancorp, Inc. on Form SB-2 filed on September 30,
     1998).

12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits)

23.1 Consent of KPMG LLP.

23.2 Consent of Ellsworth, Carlton & Waldman, P.C. (included in Exhibit 5.1)

23.3 Consent of Richards, Layton & Finger (included in Exhibit 5.2)

24.1 Power of Attorney of certain officers and directors of Premier Bancorp, Inc.*

25.1 Form T-1 Statement of Eligibility of First Union Trust Company, National Association, to act as trustee under the Amended and Restated Declaration of Trust of PBI Capital Trust

25.2 Form T-1 Statement of Eligibility of First Union Trust Company, National Association, to act as trustee under the Indenture

25.3 Form T-1 Statement of Eligibility of First Union Trust Company, National Association, to act as trustee under the Exchange Guarantee for the benefit of the holders of Exchange Capital Securities of PBI Capital Trust

99.1 Form of Letter of Transmittal

99.2 Form of Notice of Guaranteed Delivery

99.3 Form of Exchange Agent Agreement

99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.5 Form of Letter to Clients

-------
     * Previously filed.



(b)  Financial Statement Schedules.

     Not  applicable.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     (d) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


     (e) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Premier Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Doylestown, in the Commonwealth of Pennsylvania, on the 8th day of February, 1999.

PREMIER BANCORP, INC.


By: /s/ John C. Soffronoff
    ----------------------
    John C. Soffronoff,
    President and CEO


     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the to capacities and on the dates indicated.


        Signature                                 Title                          Date
        ---------                                 -----                          ----
/s/ John C. Soffronoff*                 Director, President and CEO        February 8, 1999
----------------------                  (Principal Executive Officer)
John C. Soffronoff


/s/ Clark S. Frame*                     Director and Chairman of           February 8, 1999
----------------------                  the Board
Clark S. Frame


/s/ Bruce E. Sickel*                    Director and CFO                   February 8, 1999
----------------------                  (Principal Financial and
Bruce E. Sickel                         Accounting Officer)


/s/ Barry J. Miles, Sr.*                Director and Vice Chairman         February 8, 1999
-----------------------                 of the Board
Barry J. Miles, Sr.

/s/ Daniel E. Cohen*                    Director                           February 8, 1999
-----------------------
Daniel E. Cohen



                                       101




/s/ Peter A. Cooper*                    Director                           February 8, 1999
---------------------
Peter A. Cooper


/s/ Helen Beth Garofalo-Vilcek*         Director                           February 8, 1999
------------------------------
Helen Beth Garofalo-Vilcek


/s/ Thomas E. Mackell*                  Director                           February 8, 1999
-----------------------
Dr. Thomas E. Mackell


_____________________                   Director
Dr. Daniel A. Nesi


/s/ Neil Norton*                        Director                           February 8, 1999
------------------------
Neil Norton


_____________________                   Director
Thomas M. O'Mara


_____________________                   Director
Michael Perrucci


/s/ Brian R. Rich*                      Director                           February 8, 1999
-------------------------
Brian R. Rich


/s/ Richard F. Ryan*                    Director                           February 8, 1999
-------------------------
Richard F. Ryan


/s/ Gerald Schatz*                      Director                           February 8, 1999
-------------------------
Gerald Schatz


/s/ Irving N. Stein*                    Director                           February 8, 1999
-------------------------
Irving N. Stein


                                       102






/s/ Thomas P. Stitt*                    Director                           February 8, 1999
--------------------------
Thomas P. Stitt


_____________________                   Director
John A. Zebrowski


/s/ Ezio U. Rossi*                      Director                           February 8, 1999
---------------------------
Ezio U. Rossi


_____________________                   Director
George H. Wetherill

---------------

*By /s/ John C. Soffronoff
    -------------------------
    Attorney-in-Fact



     Pursuant to the requirements of the Securities Act of 1933, PBI Capital Trust certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Doylestown, and Commonwealth of Pennsylvania, on February 8, 1999.


PBI CAPITAL TRUST



By:   /s/ John C. Soffronoff
      --------------------------
      John C. Soffronoff
      as Administrative Trustee



By:   /s/ Bruce E. Sickel
      --------------------------
      Bruce E. Sickel
      as Administrative Trustee

     EXHIBIT INDEX


4.1 Indenture of Premier Bancorp, Inc. relating to the Junior Subordinated Debentures*

4.2  Form of Certificate of Exchange Junior Subordinated Debentures

4.3  Certificate of Trust of PBI Capital Trust*

4.4  Declaration of Trust of PBI Capital Trust*

4.5  Amended and Restated Declaration of Trust for PBI Capital Trust*

4.6  Form of Exchange Capital Security Certificate for PBI Capital Trust

4.7 Form of Exchange Guarantee Agreement of Premier Bancorp, Inc. relating to the Exchange Capital Securities

4.8  Registration Rights Agreement*

5.1 Opinion and consent of Ellsworth, Carlton & Waldman, P.C. to Premier Bancorp, Inc. as to legality of the Exchange Junior Subordinated Debentures and the Exchange Guarantee to be issued by Premier Bancorp, Inc.

5.2 Opinion of Richards, Layton & Finger, special Delaware counsel, as to legality of the Exchange Capital Securities to be issued by PBI Capital Trust

8.1 Opinion of Ellsworth, Carlton & Waldman, P.C., special tax counsel, as to certain federal income tax matters

10.1 Change of Control Agreement between Premier Bank and John C. Soffronoff. (Incorporated by reference to Exhibit 10.1 to Registration Statement No. 333- 64855 of Premier Bancorp, Inc. on Form SB-2 filed on September 30,
     1998).

10.2 Change of Control Agreement between Premier Bank and John J. Ginley. (Incorporated by reference to Exhibit 10.2 to Registration Statement No. 333- 64855 of Premier Bancorp, Inc. on Form SB-2 filed on September 30,
     1998).

10.3 Change of Control Agreement between Premier Bank and Bruce E. Sickel. (Incorporated by reference to Exhibit 10.3 to Registration Statement No. 333- 64855 of Premier Bancorp, Inc. on Form SB-2 filed on September 30,
     1998).

12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits)

23.1 Consent of KPMG LLP.

23.2 Consent of Ellsworth, Carlton & Waldman, P.C. (included in Exhibit 5.1)

23.3 Consent of Richards, Layton & Finger (included in Exhibit 5.2)

24.1 Power of Attorney of certain officers and directors of Premier Bancorp, Inc.*

25.1 Form T-1 Statement of Eligibility of First Union Trust Company, National Association, to act as trustee under the Amended and Restated Declaration of Trust of PBI Capital Trust

25.2 Form T-1 Statement of Eligibility of First Union Trust Company, National Association, to act as trustee under the Indenture

25.3 Form T-1 Statement of Eligibility of First Union Trust Company, National Association, to act as trustee under the Exchange Guarantee for the benefit of the holders of Exchange Capital Securities of PBI Capital Trust

99.1 Form of Letter of Transmittal

99.2 Form of Notice of Guaranteed Delivery

99.3 Form of Exchange Agent Agreement

99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.5 Form of Letter to Clients

------------------
     * Previously filed.